UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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WSFS FINANCIAL CORPORATION

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Notice of 2024 Annual Meeting of Stockholders

You are cordially invited to attend the WSFS Financial Corporation (the “Company”, “WSFS,” “our” or “we”) 2024 Annual Meeting of Stockholders (“the Annual Meeting”), to be held virtually:

WHEN 4:00 P.M. ET May 16, 2024	LIVE WEBCAST Register at https://viewproxy.com/wsfs/2024/htype.asp and click the link provided and the password you received in your registration confirmations	RECORD DATE You may vote if you were a stockholder of record at the close of business on March 22, 2024 (the “Record Date”).

Items of Business

PROPOSAL 1 Election of Directors. To elect four director nominees to our Board of Directors to serve for a three-year term.

PROPOSAL 2 Advisory Vote on Executive Compensation. To approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers (“NEOs”).

PROPOSAL 3

Ratification of the Appointment of the Independent Registered Public Accounting Firm. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

Other Business: To consider and act upon such other business and matters or proposals as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this notice, our Board of Directors knows of no other matters that may be brought before stockholders at the Annual Meeting.

Your Vote is Important

We encourage all stockholders to vote your shares in advance of the Annual Meeting using one of the voting methods described in the proxy materials, which you can access at http://viewproxy.com/wsfs/2024. In order to attend the Annual Meeting, you must register at https://viewproxy.com/wsfs/2024/htype.asp by 11:59 P.M. ET on May 13, 2024. On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmation. You will be able to listen to the Annual Meeting live, submit questions and vote. Further instructions on how to attend and vote at the Annual Meeting are contained in the section titled “Meeting and Other Information.”

Sincerely,

Rodger Levenson
Chairman, President, and Chief Executive Officer

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible to make sure that your shares are represented at the Annual Meeting.

WSFS Bank 2024 Proxy Statement	i

How to Cast Your Vote

Your shares cannot be counted unless you vote by any of these methods:

BY INTERNET Visit www.aalvote.com/WSFS.

BY TELEPHONE Call toll-free to 1 (866) 804-9616.

BY MAIL Complete, sign and date the proxy card and mail it in the enclosed postage-paid envelope. Proxy cards submitted by mail must be received by May 14, 2024.

Beneficial Owners

If your shares are held in “street name”, you should check with your bank, broker or other agent and follow the voting procedures required by your bank, broker or other agent to vote your shares.

Each stockholder who attends the Annual Meeting virtually will need the control number that appears on the materials sent to you.

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the Securities and Exchange Commission, except for stockholders who have requested otherwise, we have mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”).

The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, the 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, and the ESG Report (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email.

If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you.

Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting.

As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting virtually and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

WSFS Bank 2024 Proxy Statement	ii

WSFS Bank 2024 Proxy Statement	iii

Forward-Looking Statements

This Proxy Statement contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to our predictions or expectations of future business or financial performance, as well as our goals and objectives for future operations, financial and business trends, business prospects and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties are discussed in detail in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 (“Annual Report”) and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, if any, filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements should be evaluated together with the many uncertainties that may affect our business, particularly those mentioned in our Annual Report and in our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, if any, filed with the SEC.

We caution readers not to place undue reliance on such forward-looking statements, which speak only as of the date they are made. We disclaim any duty to revise or update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of us for any reason, except as specifically required by law.

WSFS Bank 2024 Proxy Statement	iv

Proxy Statement Summary

We are providing this Proxy Statement (“Proxy Statement”) to stockholders in connection with the solicitation by the Board of Directors of WSFS Financial Corporation, a Delaware corporation (our “Board of Directors”), of proxies to be voted at the Annual Meeting to be held virtually on May 16, 2024 at 4:00 p.m. ET, and at any adjournment thereof, for the purposes set forth in the accompanying notice. The proxy materials are first being made available to stockholders on or about March 28, 2024.

Our Annual Meeting will be held in a virtual meeting format which you can only access by registering at https://viewproxy.com/wsfs/2024/htype.asp.

On the day of the Annual Meeting, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations.

Please refer to our “Notice of 2024 Annual Meeting of Stockholders” and the “Meeting and Other Information” section of this Proxy Statement for more information about how to participate in the virtual meeting. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email Virtualmeeting@viewproxy.com or call 866-612-8937.

This summary provides an overview of the items contained in this Proxy Statement. We encourage you to read the entire Proxy Statement for additional information prior to voting your shares.

Proposals and Voting Recommendations

Our stockholders are being asked to vote on the following proposals.

	Proposals	Vote Required	Board Recommendation	Page
1	Election of Directors	A plurality of the votes cast	FOR	10
2	Advisory vote on Executive Compensation	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote	FOR	30
3	Ratification of the Appointment of the Independent Registered Public Accounting Firm	A majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote	FOR	53

WSFS Bank 2024 Proxy Statement	1

2023 Business Performance Highlights

$4.40	1.33%	2.24%	$269.16M	21.73%

EPS (diluted)	ROA	PPNR %(1)	Net Income(2)	ROTCE(1)

In 2023, WSFS delivered strong results with EPS, ROA, PPNR %, Net Income, and ROTCE up meaningfully from last year. By actively managing our asset-sensitive balance sheet in a rising rate environment and continuing to optimize our significant franchise investment, WSFS was a source of stability for investors, Customers, and our Community during uncertain economic times. We continued to demonstrate the diversity and strength of our fee revenue business, with fee revenue as a percent of total revenue for the year being a robust 28.5%. Net income was supported by an increase in our balance sheet size and favorable mix resulting in a strong net interest margin (NIM) that expanded 40bps to 4.11% as compared to 2022.

•	WSFS realized a $9.5 million gain from our investment in Spring EQ, a Philadelphia-based fintech partner.
•	Bryn Mawr Capital Management expanded into southern Delaware and established a new presence in Boca Raton, Florida.
•	WSFS returned $91.4 million of capital to stockholders while maintaining strong and prudent capital ratios.

We enter 2024 with a focus on franchise growth and capitalizing on the opportunities in our market. We strongly believe there are more collective successes across our business lines given our unique position, strong capital ratios, and diversified and resilient business model.

Net Interest Income: Our top-tier NIM of 4.11% in 2023 reflects our strong loan yields and a relatively low-cost customer funding base that benefits from our asset sensitive balance sheet.

Fee Revenue: Fee revenue as a percentage of total net revenue was 28.5% in 2023, reflecting the strength and diversification of revenue from Wealth Management, Cash Connect® and Capital Markets.

Noninterest Expense: Our full-year efficiency ratio of 55.2% reflects our high-touch Customer and Client service business model and continued investment in our franchise.

Customer Deposits: Competitively priced deposits grew 2%, ending the year with 30% noninterest deposits, and well diversified with 56% coming from outside Consumer banking.

Loans and Leases (net of allowance): Loans grew 7%, ending the year with a 77% loan-to-deposit ratio which continues to provide for opportunities to fund new loan growth.

Credit Quality: Problem assets to total Tier 1 capital plus ACL was 23.44% as the cycle continues to normalize from historical lows. Our ACL coverage was a strong 1.64%(1) when including our estimated remaining credit marks on the acquired loan portfolio and excluding HTM securities.

Capital Management: Common Equity Tier 1 capital ratio of 13.72% remains substantially in excess of the “well-capitalized” regulatory benchmarks. WSFS returned over 33% of reported earnings to stockholders.

Wealth Management: Trust fee revenue continues to grow and Assets Under Management (“AUM”) grew 13%. We were the fourth most active trustee by number of deals completed for U.S. ABS and MBS trustees(3).

Cash Connect®: Above 5% market share of all ATMs across the U.S. with over 33,000 ATMs (including WSFS-branded ATMs) with meaningful growth in cash management services and a 17% increase in smart safes.

(1)	These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. For a reconciliation of these non-GAAP financial measures to their comparable Generally Accepted Accounting Principles (“GAAP”) measures, see “Appendix A—non-GAAP Reconciliations.”

(2)	Net income attributable to WSFS.

(3)	2023 Asset-Backed Alert’s ABS Database; asset-backed securities (“ABS”) and mortgage-backed securities (“MBS”).

WSFS Bank 2024 Proxy Statement	2

Our Foundation

MISSION

We Stand For Service®

VISION

We envision a day when everyone will thrive.

STRATEGY

Engaged Associates, living our culture,
enriching the Communities we serve.

VALUES

Service • Truth • Respect

WSFS Bank 2024 Proxy Statement	3

Board Composition

Our Board of Directors consists of 12 members and is divided into three “classes,” with each class serving for a term of three years. The leadership of our Board of Directors is comprised of: (i) our Chairman of our Board of Directors (“Chairman”) (who also serves as our President and Chief Executive Officer (“CEO”)), (ii) our Lead Independent Director and (iii) our committee chairs. A summary of our directors is listed below:

Director	Age(1)	Current Term	Independence	Tenure on Board (years)	Principal Occupation
Anat Bird	72	2024	✓	14	President and Chief Executive Officer of SCB Forums, LTD, a Division of The Risk Management Association (“RMA”)
Karen Dougherty Buchholz	57	2025	✓	5	Executive Vice President of Administration for Comcast Corporation
Francis B. Brake	60	2025	✓	10	President and Co-Founder of Epic Research, LLC
Diego F. Calderin	62	2025	✓	2	Retired Co-Founder and Managing Partner of Banbury Systems
Jennifer W. Davis	53	2024	✓	15	Executive Vice President and Chief Operating Officer at the University of Virginia
Michael J. Donahue	65	2024	✓	5	Principal, Donahue Consulting, Inc.
Eleuthère I. du Pont	57	2026	✓	11	President of the Longwood Foundation
Nancy J. Foster	62	2026	✓	4	Retired President and Chief Executive Officer of RMA
Christopher T. Gheysens	53	2025	✓	7	Vice-Chair and Chief Executive Officer of Wawa, Inc.
Rodger Levenson	63	2025	—	5	Chairman, President and Chief Executive Officer of WSFS
Lynn B. McKee	68	2024	✓	2	Retired Executive Vice President, Chief Human Resources Officer for Aramark
David G. Turner	59	2026	✓	11	Managing Partner, Financial Services for all Consulting in the Americas for IBM
(1) As of March 31, 2024.

In considering nominees, our Board of Directors and the Governance and Nominating Committee believe our Board of Directors should reflect a wide range of leadership accomplishments, skills, knowledge and experience, among the other factors described in the “Corporate Governance” section. On an annual basis we actively evaluate the efficacy of the Board of Directors and individual members. We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. We aim for a balanced distribution of shorter-tenured members (less than 6 years), medium-tenured members (between 6 and 12 years), and longer-tenured members (more than 12 years). Our Board of Directors takes a broad and thoughtful view of diversity, believing that it must understand the diversity of the Associates, Customers and communities that WSFS serves and that our Board of Directors itself should reflect that diversity. The following charts show the composition of our Board of Directors following the Annual Meeting:

WSFS Bank 2024 Proxy Statement	4

Skills, Knowledge, and Experience
Represented on our Board of Directors

A: Audit Committee and Wealth Management Fiduciary Audit Committee   GN: Governance and Nominating Committee   E: Executive Committee
LC: Leadership and Compensation Committee   R: Risk Committee   WF: Wealth Management Fiduciary Committee

WSFS Bank 2024 Proxy Statement	5

Committees and Leadership

During 2023, the Board of Directors restructured our committees, which included (1) elimination of the Corporate Development Committee and the Delivery Transformation Subcommittee; (2) separation of the Executive and Risk Committee into an Executive Committee and a Risk Committee; and (3) committee name changes from Personnel and Compensation Committee and Corporate Governance and Nominating Committee to Leadership and Compensation Committee and Governance and Nominating Committee, respectively.

The following chart shows the current committees and subcommittees of our Board of Directors, the committee membership and the number of meetings each committee held in 2023.

WSFS Financial Corporation Board of Directors(1) Chairman: Rodger Levenson(2) Lead Independent Director: Jennifer W. Davis
	Audit Committee and Wealth Management Fiduciary Audit Committee	Governance and Nominating Committee	Executive Committee	Leadership and Compensation Committee	Risk Committee	Wealth Management Fiduciary Committee
Chair	David G. Turner	Jennifer W. Davis	Rodger Levenson	Francis B. Brake	Jennifer W. Davis	Eleuthère I. du Pont
Vice Chair	Michael J. Donahue	Karen Dougherty Buchholz	David G. Turner	Christopher T. Gheysens	Nancy J. Foster	Michael J. Donahue
Members	Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Francis B. Brake Lynn B. McKee David G. Turner	Francis B. Brake Diego F. Calderin Jennifer W. Davis Eleuthère I. du Pont Christopher T. Gheysens	Karen Dougherty Buchholz Nancy J. Foster Lynn B. McKee David G. Turner	Anat Bird Francis B. Brake Karen Dougherty Buchholz Diego F. Calderin Michael J. Donahue	Anat Bird Karen Dougherty Buchholz Diego F. Calderin
Meetings	14(3)	4	15	5	3	6

(1)	Delivery Transformation Subcommittee was a subcommittee of the Corporate Development Committee and both were disbanded effective July 1, 2023.

(2)	During 2023, Mr. Levenson routinely attended Audit, Governance and Nominating and Leadership and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights on such committees.

(3)	There were 10 Audit Committee meetings and 4 Wealth Management Fiduciary Audit Committee meetings in 2023.

WSFS Bank 2024 Proxy Statement	6

Corporate Governance Practices

Our corporate governance practices are designed to ensure safe and sound management of WSFS:

Lead Independent Director Our Board of Directors recognizes the need for strong independent perspectives. When the Chairman and CEO roles are combined, our Board of Directors requires the appointment of a Lead Independent Director by a majority vote of independent directors. Succession Our Board of Directors and CEO actively participate in the succession planning process so that we continue to build a diverse Board of Directors and executive team with expertise and talents that will continue to contribute to our success. Diversity Our Board of Directors believes that it must understand the diversity of the Associates, Customers and Communities that WSFS serves and that our Board of Directors itself should reflect that diversity. Continual Refreshment We aim for an equal balance of shorter-tenured members (less than 6 years), medium-tenured members (between 6 and 12 years), and longer-tenured members (more than 12 years). Independent Directors' Executive Sessions At least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present. All independent directors are also able to request additional independent directors' sessions at meetings. Annual Board Assessment Our Board of Directors conducts an annual board self- evaluation process and every third year, engages a third-party consultant to conduct the evaluation. Director Resignation Policy in Uncontested Elections In an uncontested election, it is our policy that nominees who receive a number of votes in favor of their election which is less than a majority of total votes cast should promptly offer to resign from the Board of Directors.

WSFS Bank 2024 Proxy Statement	7

Environmental, Social and Governance Matters

At WSFS, “We Stand for Service” is our mission and brand, and our daily call to action that is combined with our strong complement of products and services to meet the needs of our diverse communities. Our Board of Directors is responsible for oversight of material risks to our operations, including those that are environmental and social in nature, as well as oversight of Environmental, Social, and Governance (“ESG”) efforts generally.

For a detailed description of the Company’s ESG Report, go to the website www.wsfsbank.com (select “About”, then select “Investor Relations”, then select “Governance” and then select “ESG”). The ESG Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Environmental

We are committed to balancing the evolving needs of our Customers, including access to physical banking locations, with the need to minimize our adverse impact on the environment. We are focused in particular on our physical footprint by seeking opportunities to optimize our branch network and providing hundreds of ATMs that provide Customers access to bank services without the need for full banking offices. We continue to invest in our digital capabilities and provide best-in-class solutions, consistent with our brand, for our customers, and Associates. All of these efforts are aimed to further reduce our adverse environmental impact.

Social

We encourage Associates to volunteer with nonprofits of their choice, and we stand behind that encouragement by offering each Associate four hours per month of compensated work time for participation in volunteer activities. In 2023, Associate volunteers logged over 18,000 hours including providing Financial Literacy lessons and serving with community organizations across our footprint. The WSFS Cares Foundation, the charitable giving arm of WSFS Bank, made more than $2.7 million in grants and contributions to 390 charitable organizations in our communities. We also serve and invest in low-to-moderate income communities by partnering with nonprofits that work to, among other things, increase responsible home ownership, extending mortgage loans to borrowers in those communities and making direct contributions and investments in those communities.

Governance

We are dedicated to operating in accordance with sound governance practices and principles, as described above in “Corporate Governance Practices.” In addition, our commitment to diversity, equity and inclusion starts with our Board of Directors, where 58% of our directors are women or minorities. In 2023, we were recognized by the Forum of Executive Women as a Champion of Board Diversity for our commitment to diversity, equity and inclusion in the boardroom.

WSFS Bank 2024 Proxy Statement	8

Executive Compensation Practices

The following fundamental principles underlie our executive compensation philosophy and design:

We strive to be competitive in base pay, taking into consideration salaries of similar positions at comparable financial institutions in our compensation peer group ("CPG"), allowing for exceptions in particular circumstances. We structure our incentive compensation system to provide rewards for performance that reflect our strategic plan and balance executives' focus on both annual goals and our long-term success, without creating undue risk. Our total compensation for expected performance levels is targeted at levels similar to those at comparable financial institutions in our peer group. For top performance, we provide total compensation reflecting that superior performance.

We have designed our executive compensation practices to support good governance and mitigate excessive risk-taking:

Stock Ownership Guidelines Our guidelines require significant stock ownership for our Executive Leadership Team and our Board of Directors. Say-on-Pay We conduct annual Say-on-Pay votes. The 2023 Say-on-Pay vote was approved by over 90% of the shares present in person by participation or represented by proxy at the 2023 Annual Meeting of Stockholders and entitled to vote on the proposal. Balanced Compensation We balance executives' short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results. Double-Trigger Change-in-Control Our compensation program imposes a double-trigger for equity incentive awards which do not vest solely upon a change-in-control, but also require a qualifying termination of employment following a change-in-control. Independent Compensation Consultant We engage an independent compensation consultant who acts as independent advisor to the Leadership and Compensation Committee on executive leadership and Board of Directors compensation matters, and other compensation matters under the purview of the Leadership and Compensation Committee, and from time to time provides advice on best practices for compensation matters unrelated to our Executive Leadership Team or Directors. Clawback Policy We have a policy requiring us to recoup certain incentive compensation in the event of fraud or other misconduct or financial restatements. Performance-Based Compensation We make a significant portion of executives' compensation performance- based and focused on stockholder value. No Single-Trigger Golden Parachutes or Multi-Year Guaranteed Bonuses We do not enter into employment contracts with executives containing single-trigger golden parachutes or multi-year guaranteed bonuses. No Gross-Up Payments We do not provide gross-up payments to cover personal income or excise taxes that pertain to severance benefits. No Hedging or Pledging We do not permit hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives.

WSFS Bank 2024 Proxy Statement	9

Proposal 1: Election of Directors

CORPORATE GOVERNANCE

Our Board of Directors consists of 12 members and is divided into three “classes,” with each class serving for a term of three years. Four directors have terms that expire at the 2024 Annual Meeting. Our Board of Directors has nominated the following nominees to be members of our Board of Directors for their strong character and business acumen and because we believe they embody the values at the core of our culture: service, truth, and respect, and have the ability to help the Company grow and improve.

For a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2027:

•	Ms. Anat Bird
•	Ms. Jennifer W. Davis
•	Mr. Michael J. Donahue
•	Ms. Lynn B. McKee

Each of the nominees are current directors of WSFS and have been recommended by the Governance and Nominating Committee. We provide more information about our directors and director nominees on the following pages. Currently, all directors of WSFS also serve as directors of Wilmington Savings Fund Society, FSB (“WSFS Bank” or the “Bank”).

ABOUT YOUR VOTE

•	The election of each nominee requires the affirmative vote of a plurality of the votes cast, meaning that the nominees who receive the greatest number of votes are elected.
•	We permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. Refer to the section titled “Meeting and Other Information” for more information about how to exercise cumulative voting rights.
•	Executed proxies received from holders of common stock of WSFS will be voted for the election of such nominees unless marked to the contrary.
•	If any nominee becomes unable to serve, which is not anticipated, the proxy will be voted for a substitute nominee to be designated by our Board of Directors or the number of directors will be reduced.
•	Abstentions and broker non-votes are treated as present for quorum purposes only and will not be counted as either an affirmative vote or a negative vote regarding the election of directors, and therefore, will have no effect on the election of directors.
•	The proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors recommends a vote FOR each of the nominees listed on the following pages.

WSFS Bank 2024 Proxy Statement	10

Biographies of Director Nominees

Anat Bird Director since: 2010 Term expires: 2024

Committees: Audit Committee Risk Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Anat Bird, 72, brings a broad range of banking experience as well as strategic planning, mergers and acquisitions, regulatory, risk, financial, and executive management experience from a national and global perspective to our Board of Directors. Ms. Bird has extensive experience in the banking and financial services industry including authoring six books on the banking business and providing and facilitating ongoing dialogue and education for executives in the banking industry through SCB Forums.

•  President and Chief Executive Officer of SCB Forums, LTD, a Division of The Risk Management Association (“RMA”) (1994 to present)

•  President and CEO of California Community Bancshares (March 2001 to November 2001)

•  Executive Vice President of Wells Fargo Bank (1997 to 2001)

•  Senior Executive Vice President, Chief Operating Officer of Norwest Bank (1997 to 2001)

•  Group Head and Executive Vice President of Norwest Bank (1995 to 1997)

Board Service and Memberships:

•  Board of Directors for MidFirst Bank in Oklahoma City, Oklahoma (2003 to present)

•  Former member of the Boards of Sterling Bank (2002 to 2011), Sun Bancorp, Inc. (2008 to 2009), First Indiana Bank (2002 to 2007) and AmTrust Bank (2008 to 2009)

Education:

•  Bachelor of Arts in International Relations and Master’s degree in International Relations and Psychology from Hebrew University in Jerusalem

•  Masters of Business Administration in Finance from American University

•  Diploma in Corporate Strategic Planning from the Wharton School of Business

Jennifer W. Davis Director since: 2009 Lead Director since: 2021 Term expires: 2024

Committees: Governance and Nominating Committee Executive Committee Risk Committee

Jennifer W. Davis, 53, brings knowledge of human resources, technology, finance, risk management and executive leadership expertise to our Board of Directors from both a local and national perspective. Ms. Davis provides experience with and knowledge of enterprise risk management gained from both her current and past roles with the University of Virginia and George Mason University as well as being well versed in the technology needs of a large organization.

•  Executive Vice President and Chief Operating Officer at the University of Virginia overseeing the areas of finance, human resources, accounting, treasury, facilities, audit, compliance, enterprise risk management, technology, public safety, and auxiliary services (2018 to present)

•  Senior Vice President and Chief Financial Officer at George Mason University (2013 to 2018)

•  Vice President for Finance and Administration of the University of Delaware (2008 to 2013)

•  Cabinet Secretary-Director of the Office of Management and Budget for the State of Delaware (2005 to 2008)

•  Budget Director, Deputy Secretary of Education and Associate Secretary of Education for policy and administrative services for the State of Delaware (2002 to 2005)

Education:

•  Bachelor’s degree in Political Science and Master’s degree in Policy Analysis from Pennsylvania State University

WSFS Bank 2024 Proxy Statement	11

Michael J. Donahue Director since: 2019 Term expires: 2024

Committees: Audit Committee Risk Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Michael J. Donahue, 65, provides our Board of Directors with significant risk management and public company oversight experience, technology strategy and information systems experience, and experience in mergers and acquisitions at a local and national level. Having served on the board of directors for a total of 20 public and private corporations and having spent his entire career serving in the finance and accounting industry, Mr. Donahue provides key insight to and oversight of the Company’s myriad responsibilities as a financial institution.

•  Donahue Consulting, Inc. (2015 to present)

•  Advisor to NewSpring Capital (2015 to present)

•  Trustee and then director of Beneficial Bancorp Inc. (2015 to 2019)

•  Group Executive Vice President and Chief Operating Officer of KPMG Consulting, Inc. following its spin-off led by Mr. Donahue (2000 to 2005)

•  Managing Partner, Consulting of KPMG Consulting, Inc. (1991 to 2000)

Board Service and Memberships:

•  Member of the Provost’s Board of Villanova University and endowed the Donahue Family Analytics Program at the Villanova School of Business

•  Independent director of Symphonic (2022 to present)

•  Independent director of Gluware (2021 to present)

•  Independent director of SiteSpect (2015 to present)

•  Former independent director of Mobiquity (2014 to 2020)

•  Former member of the Board of Directors of KPMG LLP (US), KPMG Consulting KK (Japan) and Chairman of the Supervisory Board of KPMG Consulting AG (Germany, Austria and Switzerland)

Education:

•  Bachelor’s degrees in Economics and History from the University of Pennsylvania

•  International Management Program at the Wharton School of Business

Lynn B. McKee Director since: 2022 Term expires: 2024

Committees: Leadership and Compensation Committee Governance and Nominating Committee

Lynn B. McKee, 68, brings to our Board of Directors extensive corporate level and day-to-day experience in employment, compensation and benefits matters at the regional, national and international levels. In addition to her expertise in human resources, Ms. McKee brings crisis management, corporate governance, executive leadership, and public company oversight skills. Ms. McKee provides invaluable guidance in the area of leadership and talent acquisition through the vast experience she gained during her over 40-year career with Aramark and the breadth of roles she served in their HR department.

•  Retired Executive Vice President, Chief Human Resources Officer for Aramark, a global services management company

•  Several key positions for Aramark, including Director of Employee Relations; Vice President, Corporate Human Resources, where she was responsible for executive development and compensation; and Senior Vice President Human Resources, Aramark Global Food, Hospitality and Facility Services (1980 to 2004)

•  Led Aramark Corporate Communications, Diversity, Equity and Inclusion, Sustainability, Community Relations, Corporate Real Estate and Air and Meeting Services

Board Service and Memberships:

•  Former director of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company

•  St. Joseph’s University Board of Trustees (2007 to 2016)

•  Vestis (formerly known as Aramark Uniform Services) Board of Directors (2023 to present)

Education:

•  Bachelor’s degree in Accounting from St. Joseph’s University

•  Master of Business Administration from Drexel University

WSFS Bank 2024 Proxy Statement	12

Other Continuing Directors

Rodger Levenson Director since: 2019 Chairman since: 2020 Term expires: 2025

Committees: Executive Committee

Rodger Levenson, 63, brings extensive banking, finance, lending, risk management, regulatory, mergers and acquisitions, governance, executive management, strategic, and local market expertise to our Board of Directors having served in executive roles in commercial lending, finance and corporate development with financial institutions in the Greater Philadelphia and Delaware Region for the majority of his career.

•  President and Chief Executive Officer of WSFS (2019 to present)

•  Executive Vice President and Chief Operating Officer of WSFS (2017 to 2018)

•  Executive Vice President and Chief Corporate Development Officer of WSFS (2016 to 2017)

•  Executive Vice President and Interim Chief Financial Officer of WSFS (2015 to 2016)

•  Executive Vice President and Chief Commercial Banking Officer of WSFS (2006 to 2015)

•  Senior Vice President and Manager at Citizens Bank (2003 to 2006)

Board Service and Memberships:

•  Board of Directors Executive Committee and Member of CEO Council for Growth of The Chamber of Commerce for Greater Philadelphia

•  Board of Directors of Delaware State Chamber of Commerce

•  Board of Directors and Audit Committee of the Delaware Prosperity Partnership

•  Member of the Delaware Business Roundtable

•  Member of the Children’s Hospital of Philadelphia Corporate Council

•  Member of the Executive Committee of the Satell Institute for Corporate Social Responsibility

•  Executive Board Member of The Wilmington Alliance

•  Former chairman and director of the Delaware Bankers Association

•  Former director for the United Way of Delaware

Education:

•  Bachelor of Business Administration in Finance from Temple University

•  Master of Business Administration from Drexel University

•  Leadership courses at the Wharton School of Business, Center for Creative Leadership, and Harvard University School of Business

Francis B. Brake Director since: 2014 Term expires: 2025

Committees: Executive Committee Governance and Nominating Committee Leadership and Compensation Committee Risk Committee

Francis B. Brake, 60, brings expertise in marketing, entrepreneurship, innovation, product development, business partnerships, financial services, and executive leadership to our Board of Directors.

•  President and Co-Founder of Epic Research, LLC (2007 to present)

•  Managing Director and Chief Marketing Officer for Juniper Bank/ Barclaycard US (2000 to 2007)

•  Various positions including Executive Vice President, Marketing at First USA Bank (1994 to 2000)

Board Service and Memberships:

•  Chairperson of the Board of Directors of The Chester Fund Foundation

•  Former director of Barclays Bank Delaware

Education:

•  Bachelor of Arts in Government from The College of William and Mary

•  Master of Business Administration from The Darden Graduate School of Business, University of Virginia

WSFS Bank 2024 Proxy Statement	13

Karen Dougherty Buchholz Director since: 2019 Term expires: 2025

Committees: Governance and Nominating Committee Leadership and Compensation Committee Risk Committee Wealth Management Fiduciary Committee

Karen Dougherty Buchholz, 57, provides our Board of Directors with extensive public company oversight and leadership experience, knowledge of local and national markets, technology expertise and experience outside the financial services industry.

•  Executive Vice President of Administration of Comcast Corporation (May 2020 to present)

•  Chief Diversity Officer of Comcast Corporation (December 2019 to October 2020)

•  Senior Vice President of Administration of Comcast Corporation (2014 to May 2020)

•  Trustee of Beneficial Bank (2009 to 2014)

Board Service and Memberships:

•  Board of Directors of FS Credit Real Estate Income Trust

•  Board of Trustees of Drexel University

•  Global Board of Directors of Women in Cable Telecommunications

•  Chair of the Board of Directors of the Philadelphia Convention and Visitors Bureau

•  Former director of Beneficial Bancorp. Inc. (“Beneficial”)

•  Former member of Board of Directors of the Museum of the American Revolution

Education:

•  Bachelor’s degree from Dickinson College

•  Master’s degree in Organizational Dynamics from the University of Pennsylvania

Diego F. Calderin Director since: 2022 Term expires: 2025

Committees: Executive Committee Risk Committee Wealth Management Fiduciary Committee

Diego F. Calderin, 62, brings significant experience in the technology, wealth management and financial services industries to our Board of Directors.

•  Advisor, Precode Labs, a Silicon Valley technology foundry

•  Co-founder and Managing Partner, Banbury Systems (2016 to December 2020)

•  Co-founder and President of Anexinet (an award-winning Digital Systems Integration company) (2000 to 2014)

Board Service and Memberships:

•  Director, Zip Code Wilmington

•  Former director of Bryn Mawr Bank Corporation and The Bryn Mawr Trust Company

•  Former director, Board of Trustees for LaSalle University

•  Former director, Board of Trustees of Haverford Trust Company

•  Former Board Chairman, Community Volunteers in Medicine

Education:

•  Bachelor of Arts in Computer Sciences from LaSalle University

•  Master’s degree in Engineering from Pennsylvania State University

WSFS Bank 2024 Proxy Statement	14

Eleuthère I. du Pont Director since: 2013 Term expires: 2026

Committees: Audit Committee Executive Committee Wealth Management Fiduciary Audit Committee Wealth Management Fiduciary Committee

Eleuthère I. du Pont, 57, served as our Lead Independent Director from 2016 to 2021. Mr. du Pont brings significant expertise in corporate governance, accounting, finance, operations, retail, information technology and investment management to our Board of Directors.

•  President of the Longwood Foundation, a private foundation principally supporting charitable organizations (2008 to present)

•  Senior Vice President, Operations and Chief Financial Officer of drugstore.com (2007 to 2008)

Board Service and Memberships:

•  Director of E.I. du Pont de Nemours and Company (serving as an ex-officio member of the Board during the merger of equals with Dow Chemical Company)

Education:

•  Bachelor of Science degree in Mechanical Engineering from Stanford University

•  Master’s degree in Business Administration from Stanford University

Nancy J. Foster Director since: 2020 Term expires: 2026

Committees: Audit Committee Leadership and Compensation Committee Risk Committee Wealth Management Fiduciary Audit Committee

Nancy J. Foster, 62, brings an extensive knowledge of commercial banking, risk management, commercial lending and business transformation.

•  Retired President and Chief Executive Officer of The Risk Management Association (“RMA”) (2017 to December 2023)

•  Executive Vice President, Chief Risk Officer and Head of Personal Financial Services at Park Sterling Bank (2010 to 2017)

•  Chief Risk Officer of CIT Group, Inc. (2007 to 2010)

•  Group Senior Vice President and several roles in middle market lending and credit risk management at LaSalle Bank Corporation (1983 to 2006)

Education:

•  Bachelor’s degrees in Finance and Economics from Illinois State University

•  Master’s degree in Business Administration in Finance and Strategy from the University of Chicago Booth School of Business

WSFS Bank 2024 Proxy Statement	15

Christopher T. Gheysens Director since: 2017 Term expires: 2025

Committees: Audit Committee Executive Committee Leadership and Compensation Committee Wealth Management Fiduciary Audit Committee

Christopher T. Gheysens, 53, brings finance, auditing, strategic planning, retail operations, local and national market, and executive leadership expertise to our Board of Directors from his experience with Wawa, Inc., a privately held, $20 billion organization consisting of more than 1,050 company owned and operated convenience stores. Mr. Gheysens has extensive knowledge of retail operations as well as experience with strategic planning, including leading the expansion of the convenience store and gas station’s footprint along the East Coast.

•  Vice-Chair and Chief Executive Officer of Wawa, Inc. (2023 to present)

•  President and Chief Executive Officer of Wawa, Inc. (2013 to 2023)

•  Chief Financial and Administrative Officer of Wawa, Inc. (2007 to 2012)

Board Service and Memberships:

•  Trustee on Villanova University’s Board of Trustees and former chairperson of the Dean’s Advisory Council for the Villanova School of Business

•  Chairman of the Children’s Hospital of Philadelphia’s Board of Trustees and former member of the Children’s Hospital of Philadelphia Board of Overseers

•  Former director of the National Association of Convenience Stores (“NACS”)

•  Former member of the Economic and Community Advisory Committee for the Federal Reserve Bank of Philadelphia

Education:

•  Bachelor of Science in Accountancy from Villanova University School of Business

•  Master of Business Administration from Saint Joseph’s University

•  Former Certified Public Accountant in New Jersey

David G. Turner Director since: 2013 Term expires: 2026

Committees: Audit Committee Executive Committee Governance and Nominating Committee Leadership and Compensation Committee Wealth Management Fiduciary Audit Committee

David G. Turner, 59, brings significant expertise in banking and financial markets with experience in the areas of P& L management, product development, marketing, sales, analytics, technology, channels and customer experience.

•  Managing Partner for Financial Services for all Consulting in the Americas for IBM (June 2019 to present)

•  Vice President and Partner, Service Line Leader for North America Global Business Services for IBM (2010 to 2019)

•  Former Global Industry Leader, Financial Services Big Data, Analytics and Cognitive Industry Platforms in the Global Services Division for IBM (2010 to 2013)

•  Founder of Sovereign Partners Consulting, LLC working with key major banking clients worldwide focusing on strategy and IT consulting (2009 to 2010)

•  Served in various capacities with MBNA and its successor, Bank of America as Senior Executive Vice President, Group Executive tasked with creating MBNA’s Research and Development Department, and Chief Data Officer (2003 to 2009)

Board Service and Memberships:

•  Distinguished Industry Leader - Banking/Financial Markets - IBM’s Industry Academy

•  Former Chairman of the Board of Trustees of Delaware State University

•  Former Director of the US Chamber of Commerce

•  Adjunct Professor at the University of Delaware

Education:

•  Bachelor of Science in Computer Science/Mathematics from Delaware State University

•  Master of Science in MIS from Fairleigh Dickinson University

•  Dartmouth-Amos Tuck Executive Masters of Business Administration Education Program

WSFS Bank 2024 Proxy Statement	16

Our Director Nomination and Selection Process

The Governance and Nominating Committee is responsible for identifying and recommending qualified individuals as candidates for membership on our Board of Directors. It solicits recommendations from our officers, and also considers and evaluates candidates recommended by our stockholders. For more information on how to submit a recommendation for a director candidate, see “Meeting and Other Information”.

After reviewing the recommendations of the Governance and Nominating Committee, our Board of Directors considers the individuals’ qualifications and nominates the candidates for your consideration.

Our Board of Directors and the Governance and Nominating Committee considers:

•	Our Board of Directors’ current makeup to assure director candidates possess a wide range of leadership accomplishments, skills, knowledge, and experience described in the proxy summary section;
•	Directors’ and nominees’ knowledge about the business activities and market areas in which we and our subsidiaries engage;
•	Whether a candidate possesses a breadth of knowledge and experience to enable him or her to make a meaningful contribution to the governance of a complex, multibillion-dollar financial institution;
•	Corporate values and culture, including diverse perspectives, experiences, and backgrounds, such as geography, age, gender, race and ethnicity; and
•	Candidates’ prominence in their fields and management experience.

The Governance and Nominating Committee engages a third-party consulting firm to assist in identifying future nominees to help build a more diverse Board of Directors with the appropriate expertise and talents that will continue to contribute to the success of WSFS. This consultant also assists with evaluating, interviewing and performing reference checks on potential nominees to our Board of Directors. Our consultant receives compensation for this service depending on the parameters of the research and the number of nominees. The candidates are then evaluated against the anticipated skills and experience needed on our Board of Directors.

Independence

We believe it is important to have a strong Board of Directors comprised of a majority of independent directors that is accountable to our stockholders. Consistent with Nasdaq Stock Market (“Nasdaq”) director independence listing standards, our Board Principles and Guidelines and SEC requirements, our Board of Directors carefully evaluates any circumstances, transactions or relationships that we believe could have an impact on whether or not the members of our Board of Directors are independent of us and our subsidiaries, including the Bank, and are able to conduct their duties and responsibilities as directors without any personal interests that would interfere or conflict with those duties and responsibilities. A director will be considered independent if our Board of Directors has affirmatively determined (i) that the director does not have a direct or indirect material relationship with WSFS as a partner, stockholder, or Associate of either WSFS or another related entity and (ii) that there are no other factors that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors carefully considers all relevant information when determining independence status, including, but not limited to, banking, employment, compensation, consulting fees, advisory fees, related organizations, charitable contributions, board and committee positions (both at WSFS and other companies), affiliations, commercial transactions, relationships with our auditor, payments for property or services and other relationships and transactions involving each director or immediate family member and their related interests and the Company.

Other than Mr. Levenson and Mr. Francis J. Leto, who did not stand for reelection in May 2023, our Board of Directors has determined that each director who either served on the Board of Directors during the year ended December 31, 2023, or currently serves on our Board of Directors, including each nominee, is independent under Nasdaq director independence listing standards.

WSFS Bank 2024 Proxy Statement	17

Board Structure and Roles

Leadership

The leadership of our Board of Directors is comprised of: (i) our Chairman (who also serves as our President and CEO), (ii) our Lead Independent Director and (iii) our committee chairs.

Chairman

Rodger Levenson was elected Chairman effective January 1, 2020 and has served as our President and CEO since January 2019. He was elected Chairman because of his unique experience and extensive knowledge of WSFS and local markets, leadership qualities, business acumen, and standing in the community. The Chairman participates in other committees of our Board of Directors in an advisory manner, recommends the appointment of committee chairs and committee members, ensures committee rotation, develops the agendas of the Board and Annual Meetings, and represents our Board of Directors in the community.

Our Board of Directors reviews its leadership structure annually. Our Board of Directors determines whether the Chairman and CEO roles will be held by the same person based on its assessment of what is in the best interests of the Company and its stockholders at a given point in time, the leadership qualities and experience of the individual, and the composition of our Board of Directors. At the time of Mr. Levenson’s election, our Board of Directors considered whether to combine the roles of Chairman and CEO, and ultimately determined that a combined role was the best way to implement WSFS’ strategic plan. Mr. Levenson’s service as both Chairman and CEO reflects his strategic vision and leadership of WSFS through a period of strong performance and highly disciplined growth.

Our Board of Directors also recognizes the need for strong independent perspectives. Therefore, when the Chairman and CEO roles are combined, our Board of Directors requires that the appointment of the Lead Independent Director be approved by a majority vote from all independent directors.

Lead Independent Director

Jennifer W. Davis has been our Lead Independent Director since July 2021. The Lead Independent Director is an independent director and has been designated by our Board of Directors to lead our Board of Directors in fulfilling its duties effectively, efficiently, and independently of management.

The Lead Independent Director presides at meetings of our Board of Directors at which the Chairman is not present, collaborates with the Chairman and the independent directors, meets with the independent directors without management present, provides input on and approves the meeting agendas, ensures delegated committee functions are carried out, evaluates the effectiveness of our Board of Directors and its committees, including oversight of the annual Board self-evaluation process; and consultation and/or direct communication with major stockholders.

Collaboration Between the Chairman and Lead Independent Director

Our Chairman and Lead Independent Director connect our management and our Board of Directors to support our Board of Directors working as a cohesive team, including by:

•	Providing adequate resources to our Board of Directors by way of full, timely, and relevant information;
•	Facilitating appropriate continuing education;
•	Arranging adequate orientation for new directors;
•	Meeting with individual directors;
•	Maintaining a process for monitoring legislation and best practices which relate to the responsibilities of our Board of Directors;
•	Recommending the retention of advisers and consultants; and
•	Ensuring that committee members have appropriate input to the proxy statement relating to their committees.

Committee Chairs

Our committee chairs are responsible for the development, management, effective performance of their individual committees, and provide leadership to our Board of Directors regarding all aspects related to their committee’s work.

WSFS Bank 2024 Proxy Statement	18

Committees

Our Board of Directors has established several committees: the Audit Committee, the Governance and Nominating Committee, the Executive Committee, the Risk Committee, the Leadership and Compensation Committee, a Wealth Management Fiduciary Audit Committee, a Wealth Management Fiduciary Committee and the Board of Directors of Wilmington Savings Fund Society, FSB (“WSFS Bank”) has established an Executive Committee.

Our Board of Directors has the authority to establish or eliminate existing committees, and the committee structure is reviewed annually by the Governance and Nominating Committee. As discussed above, effective July 2023, the Executive and Risk Committee was separated into an Executive Committee and a Risk Committee, and the Corporate Development Committee and the Delivery Transformation Subcommittee were disbanded.

	Audit Committee	Governance and Nominating Committee	Executive Committee(1)	Leadership and Compensation Committee	Risk Committee	Wealth Management Fiduciary Committee	Wealth Management Fiduciary Audit Committee
Anat Bird	✓				✓	✓	✓
Karen Dougherty Buchholz		✓		✓	✓	✓
Francis B. Brake		✓	✓	C	✓
Diego F. Calderin			✓		✓	✓
Jennifer W. Davis		C	✓		C
Michael J. Donahue	✓				✓	✓	✓
Eleuthère I. du Pont	✓		✓			C	✓
Nancy J. Foster	✓			✓	✓		✓
Christopher T. Gheysens	✓		✓	✓			✓
Rodger Levenson(2)			C
Lynn B. McKee		✓		✓
David G. Turner	C	✓	✓	✓			C
2023 Meetings (#)	10	4	15	5	3	6	4

C = Chair

(1)	The Executive Committee is a committee of the Bank and Holding Company Board of Directors.
(2)	During 2023, Mr. Levenson routinely attended Governance and Nominating, Audit, Wealth Management Fiduciary Audit, and Leadership and Compensation Committee meetings at the discretion and invitation of the committee chairs for the purpose of providing his institutional knowledge and insight. He did not attend executive sessions or discussions that were related to him and does not have voting rights.

Committee Membership

The Governance and Nominating Committee makes recommendations to our Board of Directors for appointments to the committees of our Board of Directors, taking into consideration recommendations from our Chairman. All committees must be comprised of at least three directors, and directors may serve on more than one committee. Our Board of Directors makes a final appointment after a majority decision is reached. Each Committee elects its Chair in a process overseen by the Governance and Nominating Committee. While the Audit Committee, Leadership and Compensation Committee and Governance and Nominating Committee are fully independent, all other committees of our Board of Directors should have a majority of independent directors. Generally, independent directors should serve on a balanced number of committees. All directors should rotate and serve on all committees (other than the three core committees that are completely independent), including at least one to two years on the Executive Committee. However, the Governance and Nominating Committee may rotate standing committee members periodically. Committee members should serve no more than seven consecutive years on a particular committee.

WSFS Bank 2024 Proxy Statement	19

Audit Committee	Governance and Nominating Committee

MEMBERS:
Chair: David G. Turner	Chair: Jennifer W. Davis
Members: Michael J. Donahue, Vice Chair Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens	Members: Karen Dougherty Buchholz, Vice Chair Francis B. Brake Lynn B. McKee David G. Turner
KEY RESPONSIBILITIES:

•   Assisting our Board of Directors in overseeing our internal control over financial reporting, disclosure controls and procedures, and other internal controls;

•   Overseeing the Company’s internal audit and loan review function and its independent registered public accounting firm;

•   Reviewing the Company’s earnings and financial statements;

•   Establishing procedures for treatment of confidential, anonymous complaints;

•   Reviewing the selection of the Company’s lead external audit partner pursuant to the rotation policy (five years); and

•   Approving and recommending the selection of the independent registered public accounting firm.

•   Supervising the adoption of governance guidelines and policies applicable to the Company;

•   Recommending qualified nominees for election to our Board of Directors and its committees;

•   Reviewing Board compensation;

•   Overseeing the evaluation of our Board of Directors and management;

•   Managing Board succession and assisting our Board of Directors with CEO succession; and

•   Reviewing and providing oversight over all related party transactions to ensure that no conflicts of interest exist.

MEMBERSHIP:

Each member of the Audit Committee is “independent” as defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.

For bank regulatory purposes, David G. Turner is also considered a banking and financial expert.

Each member of the Corporate Governance and Nominating Committee is “independent” as defined in the listing standards of Nasdaq.
MEETINGS:
The committee held 10 meetings and met regularly in executive sessions during 2023.	The committee held 4 meetings and met regularly in executive sessions during 2023.

WSFS Bank 2024 Proxy Statement	20

Executive Committee	Leadership and Compensation Committee

MEMBERS:
Chair: Rodger Levenson	Chair: Francis B. Brake
Members: David G. Turner, Vice Chair Francis B. Brake Jennifer W. Davis Diego F. Calderin Eleuthère I. du Pont Christopher T. Gheysens	Members: Christopher T. Gheysens, Vice Chair Karen Dougherty Buchholz Nancy. J. Foster Lynn B. McKee David G. Turner
KEY RESPONSIBILITIES:

•   Reviewing and providing advice and guidance to management and the Board of Directors with respect to the Company‘s transaction, integration and technology enhancement strategies;

•   Authorizing management to execute exclusivity and confidentiality agreements and non-binding offers, proposals, letters of intent, definitive agreements and similar offers and documents with respect to proposed transactions; and

•   May exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to applicable Delaware law.

•   Providing oversight and guidance with respect to personnel and compensation policies and practices;

•   Enabling the Company to create and maintain competitive programs;

•   Ensuring that personnel and compensation policies support the Company’s strategic mission and comply with all applicable legal and regulatory requirements;

•   Overseeing the executive compensation programs and management’s implementation of compensation programs;

•   Reviewing and approving an annual report on executive compensation and Associate incentive compensation plans prepared by our risk officers;

•   Reviewing and making recommendations to our Board of Directors with respect to the CEO’s compensation without the CEO’s presence;

•   Looking to the Company’s overall strategy and the results on the most recent “Say on Pay;” and

•   Reviewing the Executive Compensation Discussion and Analysis (“CD&A”) the compensation risk assessment and the Compensation Committee report and recommending to our Board of Directors their approval and inclusion in this proxy.

MEMBERSHIP:
A majority of the members of the Executive Committee are “independent” as defined by the listing standards of Nasdaq.

Each member of our Leadership and Compensation Committee is “independent” as defined by the listing standards of Nasdaq. In addition, the members of the Leadership and Compensation Committee each qualify as independent under Rule 10C-1 under the Exchange Act.

MEETINGS:
The committee held 15 meetings and met regularly in executive sessions during 2023.	The committee held 5 meetings and met regularly in executive sessions during 2023.

WSFS Bank 2024 Proxy Statement	21

Risk Committee	Wealth Management Fiduciary Audit Committee

MEMBERS:
Chair: Jennifer W. Davis	Chair: David J. Turner
Members: Nancy J. Foster, Vice Chair Anat Bird Francis B. Brake Karen Dougherty Buchholz Diego F. Calderin Michael J. Donahue	Members: Michael J. Donahue, Vice Chair Anat Bird Eleuthère I. du Pont Nancy J. Foster Christopher T. Gheysens
KEY RESPONSIBILITIES:

•   Overseeing the Company’s risk management functions, including, among other things, the identification, assessment, measurement, monitoring, and management of key risks to the Company, WSFS Bank, and all other direct and indirect subsidiaries of the Company;

•   Approving and recommending the ERM framework and the risk appetite statement to our Board of Directors for approval;

•   Overseeing management’s activities with respect to capital management and liquidity risk;

•   Reviewing reports on selected risk topics, including emerging risks, credit concentration and asset quality, cybersecurity; and

•   Reviewing and discussing with management significant regulatory reports and reported risk management deficiencies of the Company and remediation plans related to risk management.

•   Assisting our Board of Directors in fulfilling its fiduciary responsibilities regarding trust activities.

•   Reviewing reports of the Internal Audit Department, independent accounting firm, and Regulatory Compliance, as well as other trust or wealth related matters;

•   Reviewing reports issued by outside consultants regarding internal control or fiduciary requirements as they relate to trust and wealth activities; and

•   Reviewing all regulatory agency reports submitted to Trust & Wealth Management Division regarding trust activities and monitor management’s response to any comments in these reports.

MEMBERSHIP:
Each member of the Risk Committee is “independent” as defined by the listing standards of Nasdaq.

Each member of the Wealth Management Fiduciary Audit Committee is “independent” as defined in the listing standards of Nasdaq and also meets the independence criteria set forth in Rule 10A-3 under the Exchange Act.

Christopher T. Gheysens meets the SEC’s definition of “audit committee financial expert” for the Audit Committee.

For bank regulatory purposes, David G. Turner is also considered a banking and financial expert.

MEETINGS:
The committee held 3 meetings and met regularly in executive sessions during 2023.	The committee held 4 meetings and met regularly in executive sessions during 2023.

WSFS Bank 2024 Proxy Statement	22

Wealth Management Fiduciary Committee

MEMBERS:
Chair: Eleuthère I. du Pont
Members: Michael J. Donahue, Vice Chair Anat Bird Karen Dougherty Buchholz Diego F. Calderin
KEY RESPONSIBILITIES:

•   Overseeing the Wealth Management division in providing trust administration, agency, investment advisory, wealth planning, brokerage, and asset management services;

•   Establishing the strategic direction, risk tolerance standards, and ethical culture for fiduciary and asset management activities; and

•   Monitoring the implementation of fiduciary and asset management risk-taking strategies and the adequacy and effectiveness of the risk management system in achieving the Wealth Management division’s strategic goals and financial objectives.

MEMBERSHIP:
A minimum of two members of the Wealth Management Fiduciary Committee must be “independent” as defined by the listing standards of Nasdaq.
MEETINGS:
The committee held 6 meetings and met regularly in executive sessions during 2023.

WSFS Bank 2024 Proxy Statement	23

Corporate Development Committee and Delivery Transformation Subcommittee

The Corporate Development Committee, which was eliminated in July 2023, held two meetings and met regularly in executive sessions during 2023. Similarly, the Delivery Transformation Subcommittee which was also eliminated in July 2023, held three meetings and met regularly in executive sessions during 2023.

Committee Charters

Copies of the Audit Committee Charter, Governance and Nominating Committee Charter, Executive Committee Charter, Leadership and Compensation Committee Charter, Risk Committee Charter, Wealth Management Fiduciary Committee Charter, and Wealth Management Fiduciary Audit Committee Charter can be found on the investor relations page of our website www.wsfsbank.com (select “About”, then select “Investor Relations”, then select “Governance”).

WSFS Bank 2024 Proxy Statement	24

Board Policies

Board of Directors Role in Risk Management Oversight

As described in greater detail in the description of each committee’s role and responsibilities and the committee’s charter, our Board of Directors is responsible for oversight of material risks to our operations, including those that are environmental, social, and governance in nature, as well as oversight of our ESG efforts generally. The Risk Committee reports regularly to the Board of Directors on its activities with respect to oversight of risk management. Our Board of Directors is responsible for the oversight of the management of our risk exposures to help ensure that the Company is operating within risk appetites approved by our Board of Directors. Comprehensive discussions regarding our appetite for risk and our risk exposures are held with our Board of Directors, the Risk Committee and our Executive Leadership Team. As a result of this involvement, our Board of Directors has concluded that the risk implicit in our strategic plan is appropriate and that expected risks are commensurate with the expected rewards. Our Board of Directors oversees and reviews management’s implementation of systems to manage these risks.

The risk management system is designed to inform our Board of Directors of material risks and create an appropriate enterprise-wide culture of risk awareness. Our Board of Directors periodically receives reports and other information on areas of material risk to the Company, including credit, liquidity, market/interest rate, compliance, operational, technology, cybersecurity, strategic, financial and reputational risks. These reports enable our Board of Directors to understand the risk identification, risk management and risk mitigation strategies employed by management.

The ERM function assists management by establishing a unified and strategic approach to identifying and managing current and future risks. ERM helps monitor, measure, manage and report these risks while continually evaluating our risk/reward dynamic.

The ERM activities include:

•	Conduct an Enterprise Risk Assessment Summary (“RAS”) in accordance with the Office of the Comptroller of the Currency’s RAS matrix and industry best practices and update the RAS quarterly;
•	Establish risk appetite statements and key risk indicators by risk area as approved by the Risk Committee;
•	Monitor risk metrics (“Key Risk Indicators” or “KRIs”) and report to Executive Leadership Team and our Board of Directors quarterly;
•	Oversee operational risk management;
•	Oversee model risk management;
•	Ensure that stress testing and contingency planning on critical business risks are performed;
•	Key involvement with significant new products, services or activities, as well as conduct resolution and “lessons learned” on major risk events, as needed; and
•	Continual learning on emerging risks and risk management best practices.

Attendance at Board of Directors, Committee Meetings, and Annual Meeting

Our directors are expected to attend at least 75% of Board meetings and committee meetings on which they serve. During the year ended December 31, 2023, our Board of Directors held 7 meetings. Each of our Directors attended at least 75% of both the Board and committee meetings in 2023.

All directors are expected to attend the Annual Meeting except for absences due to causes beyond their reasonable control. All directors were present at last year’s Annual Meeting.

Board Refreshment and Succession Philosophy

We believe that one of the most important responsibilities of a high-performing board of directors is ensuring that it actively plans for and accomplishes its own succession. Our Board of Directors actively participates in the succession planning process by reviewing the structure and needs of our Board of Directors annually or more often as the need arises, so that we continue to build a diverse Board of Directors with expertise and talents that will continue to contribute to the success of WSFS.

Our Board of Directors does not believe in setting term limits for directors because directors who still meet the qualifications for Board membership and still possess industry knowledge and expertise are valuable to WSFS and our Board of Directors. Each Board member understands that the rest of our Board of Directors will actively consider his or her reappointment at the end of his or her current term. Through this performance-based process, our Board of Directors will ensure it retains active, independent, and knowledgeable directors who maintain a collegial perspective. In addition, directors will be assessed annually to ensure they still meet the qualifications for Board membership.

The Board of Directors is currently comprised of 12 members. We believe that relatively smaller boards (while still of ample size and diversity) are generally more effective than relatively larger boards and sets the organizational tone for a lower internal cost structure in an industry that is continuously challenged by growing cost burdens and significant pricing competition. Our Board size also fits with one of our key strategic advantages, namely, faster and more entrepreneurial decision-making. Our continual refreshment of our Board of Directors membership and periods of transition related to merger and acquisition activities may result in short-term increases above what our Board of Directors has identified as the optimal long-term size range, which is 10 to 12 directors.

WSFS Bank 2024 Proxy Statement	25

CEO and Management Succession Planning

Management believes our Associates are the core of our strategy, the lifeblood of our culture, and our greatest competitive advantage. Overseeing talent is a serious responsibility and one that receives ongoing, focused attention of our team. Our CEO takes primary responsibility for management succession and because planning leadership succession is of critical importance, it is a shared responsibility among our Executive Leadership Team with oversight from our Board of Directors. At least semi-annually, our Executive Leadership Team conducts an extensive assessment of our Associates to identify internal talent, plan for their development, and identify potential successors to ensure the continued, smooth operations of WSFS and to transfer institutional knowledge.

The Governance and Nominating Committee and the entire Board of Directors annually reviews, evaluates and provides governance comments and advice to our CEO and Executive Leadership Team with respect to talent and leadership development and succession planning.

Classified Board Structure

Our Board of Directors regularly reviews the subject of a classified Board of Directors. In considering a classified board, our Governance and Nominating Committee and full Board of Directors weigh various stockholders’ issues with the high engagement and institutional knowledge of our Board of Directors that provides continuity of a high-performing engagement model for our management team. We believe that a classified board creates alignment between our corporate governance principles and guidelines and the stated philosophy of managing our Company for the long-term benefit of all stakeholders.

While we believe that the evaluation of the board and management should be ultimately based on the performance of the Company, we also recognize that our classified board structure can create the appearance of entrenchment on the part of our Board of Directors. As a result, we have cumulative voting of shares in the election of directors, which affords stockholders the ability to concentrate their votes on a single director nominee, thereby providing a means to have their voice(s) heard directly at our Board of Directors table after a director election.

Finally, if there is a need for a stockholder-initiated change to our Board of Directors, there is an opportunity to change approximately one-third of our board membership at each stockholders meeting where directors are elected. If those new directors for some reason cannot make the case clear to the “old board,” then at the next election, stockholders can change another third of our Board of Directors. That would give a majority of our Board of Directors to new representation. We think this kind of change, in much less than a two-year period, appropriately balances stockholders’ interests in the ability to send a clear signal of a need for change with the need to maintain the stability and the continuity of the Company.

Director Resignation Policy in Uncontested Elections

In an uncontested election, it is our policy that nominees who receive less than a majority of total votes cast in favor of their election should promptly offer to resign from our Board of Directors. The Board of Directors has the discretion to accept or reject their resignation offer. The Governance and Nominating Committee will consider resignation offers and make its recommendation to the entire Board of Directors. Our policy provides that our Board of Directors will accept or reject each director’s resignation offer within 90 days of the date the resignation offer is submitted.

Director Service on Other Boards

Our directors do not serve on the boards of other public companies if the service impedes the director’s ability to effectively serve on WSFS’ Board of Directors or creates any potential material conflicts. Directors need written approval from our Board of Directors before serving on the boards of other public companies. Including our Board of Directors, no director may serve on the boards of more than three public companies or no more than two public companies for a director who is also the CEO. Any such service is subject to any required regulatory approval or waivers.

Board Evaluation

Annually, the Board of Directors conducts a self-evaluation to assess its performance, evaluating the members of the Board of Directors collectively and individually. In most years, this is a self-directed process; however, every third year, the Board of Directors engages a third-party consultant to conduct the evaluation, which provides an outside perspective and insights on the performance and functioning of our Board of Directors. This third-party evaluation last occurred in 2021 as part of the three-year cycle.

Diversity and Board Diversity Matrix

Our Board of Directors takes a broad and thoughtful view of diversity, believing that it must understand the diversity of the Associates, Customers and communities WSFS serves and that our Board of Directors itself should reflect that diversity. We strive to achieve diversity among our Board of Directors that mirrors our current marketplace and our desired markets. As we have become a larger organization with broader reach, this naturally includes better reflecting U.S. society as a whole.

Our Governance and Nominating Committee implements this philosophy as part of its nomination process and assesses its implementation during both the nomination process and as part of the Governance and Nominating Committee’s self-assessment process. The following matrix shows self-reported director demographic information following the Annual Meeting:

WSFS Bank 2024 Proxy Statement	26

Total number of Directors = 12

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity	5	7

Demographic Background	Female	Male	Non-Binary	Did Not Disclose Gender
African American or Black		1
Alaskan Native or Native American
Asian
Hispanic or Latinx		1
Native Hawaiian or Pacific Islander
White	5	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

In addition to the demographics discussed above, our Board of Directors also recognizes the value of diversity in background, education, culture, experience, generations, geography, faiths, career experiences, individual talents, and Board tenure.

Executive Sessions

Our independent directors have the opportunity to meet in executive session at each Board of Directors committee meeting and each Board of Directors meeting without non-independent directors or management present. These sessions are presided over by the Lead Independent Director and include discussions about CEO performance, compensation for non-independent directors, and other relevant board and committee matters. In addition, at least twice per year, independent directors have regularly scheduled meetings at which only independent directors are present and all independent directors are able to request additional independent directors’ sessions or meetings throughout the year.

Board of Directors’ Principles and Guidelines

In addition to directives laid out through the various committee charters, our Board of Directors has adopted a set of principles and guidelines, which guide their actions and direction. The Governance and Nominating Committee reviews these principles and guidelines regularly. A full copy of the Principles and Guidelines of our Board of Directors is available on the Company’s website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Governance” and then “Highlights”).

Access to and Communication with our Board of Directors

This year, for the eleventh year in a row, our Board of Directors addressed stockholders through their letter, “A View from the Boardroom,” included in our Annual Report and available on our website www.wsfsbank.com (select “Investor Relations” on the menu found under “About” and click on “Governance,” then “Highlights,” then click on “2023 Letter From Management”). This letter provides additional insight on corporate governance and key philosophies that guide our Board of Directors’ oversight of the Company.

Our Board of Directors also provides access and outreach to stockholders through a number of other forums and strongly encourages communications from stockholders. Stockholders are provided regular updates through press releases and other filings with the SEC. Our Board of Directors also solicits dialogue and responds to questions from stockholders at the Annual Meeting. Questions can be asked in person or submitted through email at stockholderrelations@wsfsbank.com or by writing to WSFS Financial Corporation, Investor Relations, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801.

During the year, stockholders who wish to send communications to the Board of Directors may do so by writing to the attention of Rodger Levenson, Chairman, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801. Communications sent to Mr. Levenson are relayed to the rest of the Board of Directors. Additionally, the Chairman of our Board of Directors and/or Lead Independent Director periodically attends investor conferences and other roadshows to solicit feedback on corporate governance from institutional stockholders.

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Compensation of our Board of Directors

Our Board of Directors’ philosophy is to maintain director compensation near the median of annual compensation levels for our Compensation Peer Group (“CPG”). We discuss the process for selection and use of our custom CPG later in the proxy under the section entitled Peer Group. The Governance and Nominating Committee reviews Board of Directors’ compensation and committee fees annually and makes recommendations for adjustments when and where they feel appropriate.

Board Retainer(1)		$120,000	(4)

Lead Independent Director Fee		$25,000

Committee Chair Fees(1)(2)	Audit/Wealth Management Fiduciary Audit Committee Chair	$13,500
	Governance and Nominating Committee Chair	$8,500
	Leadership and Compensation Committee Chair	$11,000
	Wealth Management Fiduciary Committee Chair	$8,500
	Executive Committee Chair	n/a
	Risk Committee Chair	$8,500

Committee Fees and Special Meeting Fees(1)(3)	Audit/Wealth Management Fiduciary Audit Committee	$14,250
	Governance and Nominating Committee	$7,500
	Executive Committee	$7,500
	Risk Committee	$7,500
	Leadership and Compensation Committee	$7,500
	Wealth Management Fiduciary Committee	$7,500

(1)	Board members are expected to attend 75% or more of the scheduled meetings for the committees for which they are members.
(2)	Because Mr. Levenson serves as the Chair of the Executive Committee, no fees are paid to him.
(3)	Committee Fees and Special Meeting Fees are paid to non-Associate Committee Chairs and Committee Members. Excludes regularly scheduled Board meetings.
(4)	$60,000 cash retainer paid in July and WSFS common stock issued annually equivalent to $60,000 based on the closing price of WSFS common stock on Nasdaq on the second Friday in August 2023.

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Director and NEO Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our executives and Board of Directors. This program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant, and while the Company has discretion to make employer contributions, it has not exercised its discretion to do so for directors or NEOs. The plan was reviewed and approved by our Leadership and Compensation Committee and our Board of Directors.

Director Compensation Table

The compensation paid to directors during 2023, regardless of whether any or all fees were voluntarily deferred to the non-qualified deferred compensation plan, is summarized in the following table. Mr. Levenson is not shown in this table because he is compensated as an officer and did not receive any additional director compensation.

Directors	Fees Earned or Paid in Cash	Stock Awards(1)	All Other Compensation	Non-Qualified Deferred Compensation	Total
Anat Bird(2)	$ 89,250	$ 60,000	$ —	$ —	$ 149,250
Francis B. Brake(3)	101,000	60,000	—	—	161,000
Karen Dougherty Buchholz	90,000	60,000	—	—	150,000
Diego F. Calderin	82,500	60,000	—	—	142,500
Jennifer W. Davis(2)	124,500	60,000	—	—	184,500
Michael J. Donahue	89,250	60,000	—	—	149,250
Eleuthère I. du Pont	97,750	60,000	—	—	157,750
Nancy J. Foster(2)	89,250	60,000	—	—	149,250
Christopher T. Gheysens	89,250	60,000	—	—	149,250
Lynn B. McKee(3)	75,000	60,000	—	—	135,000
David G. Turner	110,250	60,000	—	—	170,250

(1)	The aggregate fair value of the award on the date of grant, computed in accordance with ASC Topic 718.
(2)	Ms. Bird, Ms. Davis, and Ms. Foster contributed all fees earned in 2023 to the non-qualified deferred compensation plan.
(3)	Mr. Brake and Ms. McKee contributed all fees earned in 2023 into equity of the Company.

Compensation of Lead Independent Director

Effective July 1, 2021, Ms. Davis became the Lead Independent Director. During 2023, she was compensated $25,000 for serving in that role in addition to her other compensation as a director.

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Proposal 2: Advisory Vote on Executive Compensation

EXECUTIVE COMPENSATION

We are seeking advisory (non-binding) stockholder approval of the compensation of our NEOs. This proposal gives you as a stockholder the opportunity to endorse or not endorse our NEO compensation program through the following resolution:

“Resolved, that the stockholders approve the compensation of WSFS Financial Corporation’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the CD&A, the compensation tables and any related material) in this proxy statement.”

ABOUT OUR EXECUTIVE COMPENSATION PROGRAM

Our stockholders approved our 2023 “say-on-pay” vote, which we believe reflected the strength of our corporate governance program and its alignment with our executive compensation program. Our executive compensation and corporate governance programs include:

•	Proactive stockholder outreach;
•	Company performance aligned with stockholder interests for long-term stockholder value creation;
•	Effective Proxy Statement compensation disclosure;
•	Clawback of cash and equity-based incentive compensation for executives; and
•	Double-trigger equity awards in the event of a change of control

This “say-on-pay” proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather our overall compensation philosophy and objectives with respect to our NEOs. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.

Our Board of Directors believes that the compensation of our NEOs is appropriate and should be approved on an advisory basis by the Company’s stockholders as more particularly outlined in our CD&A discussion beginning on page 33.

ABOUT YOUR VOTE

•	The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.
•	Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.
•	As an advisory vote, this proposal is not binding upon our Board of Directors or the Company. The Leadership and Compensation Committee, however, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs.

The Board of Directors recommends a vote FOR approval of this advisory (non-binding) resolution relating to the compensation of WSFS Financial Corporation’s NEOs.
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Executive Leadership Team

The following table sets forth: (i) each member of our Executive Leadership Team, including the executive officers of the Company, (ii) his or her age as of the Record Date, (iii) the current position of each member of our Executive Leadership Team and (iv) the period during which such person has served in such position. Following the table is a description of each member of our Executive Leadership Team’s principal occupation.

For biographical information regarding Rodger Levenson, see “Other Continuing Directors”.

Name	Age	Position	Year Assumed Current Position	Year Hired by WSFS
Rodger Levenson	63	Chairman, President and CEO	2020(1)	2006
Arthur J. Bacci	65	EVP, Chief Wealth Officer and Interim Chief Financial Officer	2023(2)	2018
Lisa Brubaker	60	EVP, Chief Human Resources Officer and Chief Information Officer	2024(3)	1987
Steve Clark	66	EVP, Chief Commercial Banking Officer	2016	2002
Christine E. Davis	46	EVP, Chief Risk Officer	2022	1999
Shari Kruzinski	54	EVP, Chief Consumer Banking Officer	2023	1989
Patrick J. Ward	68	EVP, Pennsylvania Market President	2016	2016

(1)	Mr. Levenson assumed the roles of President and CEO effective January 1, 2019, and Chairman of the Board of Directors effective January 2020.
(2)	Mr. Bacci assumed the role of Chief Wealth Officer in 2018 and Interim Chief Financial Officer effective August 2023.
(3)	Ms. Brubaker assumed the role of Chief Human Resources Officer effective January 1, 2024, and continues to serve as Chief Information Officer, a role in which she has served since 2020.

Biographies

Arthur J. Bacci

EVP, Chief Wealth Officer and Interim Chief Financial Officer

Age: 65 • Year Assumed Current Position: 2023 • Year Hired by WSFS: 2018

Arthur J. Bacci, joined WSFS as Executive Vice President and Chief Wealth Officer in April 2018. Mr. Bacci assumed the role of Interim Chief Financial Officer in August 2023. Prior to joining WSFS, Mr. Bacci was a Vice President at Principal Financial Group, a diversified global investment management firm, where he served as head of Principal’s Hong Kong business from 2013 to 2018. He joined Principal in 2002 as chief financial officer of Principal Trust Company (in Delaware). Prior to Hong Kong, Mr. Bacci served as CEO/President of the trust company beginning in 2007 as well as for Principal Bank beginning in 2009. Mr. Bacci served on the Board of GreenSky, Inc. Currently, he serves on the Board of Teach for America Delaware and the Delaware Business Roundtable Education Committee. Mr. Bacci received his BS in Finance from San Jose State and an MBA from Santa Clara University. He has also participated in leadership and management programs at the University of Pennsylvania Wharton School.

Lisa Brubaker

EVP, Chief Human Resources Officer and Chief Information Officer

Age: 60 • Year Assumed Current Position: 2024 • Year Hired by WSFS: 1987

Lisa Brubaker, has served as Executive Vice President and Chief Human Resources Officer of WSFS Financial Corporation since January 1, 2024. She will continue to serve in the role of Chief Information Officer, which she assumed in August 2020, until her successor is found. From May 2018 to August 2020, Ms. Brubaker served as Executive Vice President and Chief Technology Officer. She joined WSFS in 1987 and has held a variety of leadership roles with increasing responsibilities throughout her WSFS career. Ms. Brubaker serves on the Board of the Brandywine Red Clay Alliance, a watershed conservation organization in Southeastern Pennsylvania and New Castle County, Delaware, and volunteers for the Delaware Nature Society, Girls Inc. of Delaware and the Delaware Humane Association. She is a graduate of the University of Delaware and a current Aresty Scholar at the Wharton School’s Aresty Institute of Executive Education where she is completing a Certificate of Professional Development.

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Steve Clark

EVP, Chief Commercial Banking Officer

Age: 66 • Year Assumed Current Position: 2016 • Year Hired by WSFS: 2002

Steve Clark, joined WSFS in 2002 and has served as Executive Vice President and Chief Commercial Banking Officer since May 2016. From 2002 until 2006, Mr. Clark led and managed the establishment of the Middle Market lending unit, and in 2007 became Division Manager of the Business Banking and Middle Market Divisions. Prior to 2002, he spent 23 years in various commercial banking positions at PNC Bank and its predecessor companies. Mr. Clark received his MBA in Finance from Widener University and his Bachelor of Science Degree in Business Administration (Marketing) from the University of Delaware.

Christine E. Davis

EVP, Chief Risk Officer

Age: 46 • Year Assumed Current Position: 2022 • Year Hired by WSFS: 1999

Christine E. Davis, has served as Executive Vice President and Chief Risk Officer since March 2022. From August through December 2023, Ms. Davis served as Interim Chief Human Resources Officer. Ms. Davis has been with WSFS for nearly 25 years, holding many different roles within Internal Audit. In her most recent role as Chief Auditor, she directed and oversaw the continuous development and implementation of a comprehensive and effective Internal Audit Program throughout the organization, including its subsidiary companies, and previously served as the Deputy Chief Auditor. Ms. Davis serves on the Boards of the Delaware Bankers Association and Delaware Financial Education Alliance. Ms. Davis holds a Certified Public Accountant (CPA) certificate in Delaware and a bachelor’s degree in accounting from Pennsylvania Western University.

Shari Kruzinski

EVP, Chief Consumer Banking Officer

Age: 54 • Year Assumed Current Position: 2023 • Year Hired by WSFS: 1989

Shari Kruzinski, has served as Executive Vice President and Chief Consumer Banking Officer since January 2023. Previously, she served as Executive Vice President and Chief Customer Experience Officer from October 2021 to January 2023 and as Executive Vice President and Director of Retail Delivery from May 2021 until October 2021. Prior to that, from 2008 until May 2021 she was Senior Vice President and Regional Manager of WSFS Bank’s Southeastern Pennsylvania market. Her responsibilities included heading WSFS Bank’s retail operations, and consumer and small business banking in Chester, Delaware and Montgomery Counties. Ms. Kruzinski joined WSFS in 1989 and has held many leadership positions within the Retail Division throughout her 30+ years with the Company. Ms. Kruzinski serves on the Board of the Greater Philadelphia Market Board of the March of Dimes. She attended Wilmington University and is a graduate of ABA Stonier Graduate School of Banking.

Patrick J. Ward

EVP, Pennsylvania Market President of WSFS Bank

Age: 68 • Year Assumed Current Position: 2016 • Year Hired by WSFS: 2016

Patrick J. Ward, has been Executive Vice President, Pennsylvania Market President of WSFS Bank since 2016 and Chairman of the WSFS Cares Foundation. He served on our Board of Directors from August 2016 until April 2020. Mr. Ward has over 40 years of banking industry experience, previously serving as Chairman and Chief Executive Officer of Penn Liberty Bank, Executive Vice President of Citizens Bank of Pennsylvania and President and Chief Executive of Commonwealth Bancorp, Inc., the holding company for Commonwealth Bank from 1992 until its acquisition by Citizens Bank in January 2003, after joining Commonwealth in 1992 as Senior Vice President and Chief Financial Officer. Mr. Ward serves on the Board of Directors of the Philadelphia Police Athletic League, the Chester County Foundation, the Foundation for Catholic Education for Southeast PA, the Brian C. Zwaan Legacy Fund, the Philadelphia Police Foundation, the Chester County Food Bank, and the Irish American Chamber of Commerce. He is on the Board of Trustees for Cabrini College and the St. Patrick’s Church Finance Committee. Mr. Ward is a graduate of Carnegie Mellon University with a Bachelor of Science degree in Economics and earned an MBA from the University of Notre Dame.

WSFS Bank 2024 Proxy Statement	32

Executive Compensation Discussion and Analysis

In this Executive Compensation Discussion & Analysis (“CD&A”), we explain our 2023 compensation program for our Executive Leadership Team, including our CEO, the two executives in the Chief Financial Officer (“CFO”) role and our three highest paid other executive officers listed below. Our Leadership and Compensation Committee has designed our executive compensation program to reflect our pay-for-performance philosophy, with oversight from our Board of Directors and guidance and assistance from its independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”). Principally, our executive compensation program is designed to align the interests of senior leadership with our stockholders and our long-term success.

Summary

In 2023, we compensated our executive officers using a combination of base salary and both short-term and long-term incentive awards for their performance. Under the Executive Leadership Team Incentive Plan (“ELTIP”), we award a mix of service-based equity grants, in the form of Restricted Stock Units (“RSUs”), performance-based equity grants, in the form of Performance Stock Units (“PSUs”), as well as cash-based incentives to our executive officers on an annual basis, as described further in this CD&A. We believe that a mix of short-term and long-term award opportunities, based on individual and Company-wide goals and weighted based on the executive officer’s level of responsibility, will appropriately compensate and reward executive officers for both near-term results and for creating long-term sustainability.

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Executive Compensation Philosophy

Our objective is to be a long-term, sustainable, high-performing company, and we have designed our compensation practices to attract and retain high-quality individuals and motivate and reward them for strong performance. The following fundamental principles underlie our executive compensation philosophy and design:

The following table summarizes our executive compensation plan features, which our Leadership and Compensation Committee regularly reviews in line with our executive compensation philosophy.

What We Do

- Require significant stock ownership for our Executive Leadership Team and our Board of Directors.
- Balance executives' short-term and long-term compensation to discourage short-term risk taking at the expense of long-term results.
- Impose a double-trigger for time-based equity incentive awards which do not vest solely upon a change in control, but also require a qualifying termination of employment following a change in control.
- Engage an independent compensation consultant who acts as an advisor to the Leadership and Compensation Committee on executive leadership compensation matters and Board of Directors compensation matters, and other compensation matters under the purview of the Leadership and Compensation Committee, and from time to time provides advice on best practices for compensation matters unrelated to our Executive Leadership Team or Directors.
- Maintain a clawback policy requiring the Leadership and Compensation Committee to recoup cash and equity-based incentive compensation in the event of fraud or other misconduct or financial restatements.
- Standardize a vesting period generally for equity awards of four years prior to 2023 and three years beginning in 2023.
- Make a significant portion of executive compensation performance-based and focused on stockholder value.

What We Don't Do

- Encourage excessive risk-taking by executives by removing incentives that focus on single performance goals which may be a detriment to our Company.
- Permit special executive retirement programs.
- Pay excessive perquisites to executives.
- Permit hedging, collars, short sales or other derivative transactions or pledging transactions involving our common stock by our executives.
- Permit cash buyout, re-pricing or backdating of equity awards.
- Enter into employment contracts with executives containing single-trigger golden parachutes or multi-year guaranteed bonuses.
- Provide gross-up payments to cover personal income or excise taxes that pertain to severance benefits.
- Accelerate the vesting of CEO equity awards.

WSFS Bank 2024 Proxy Statement	34

How Executive Compensation Decisions Are Made

Compensation decisions are made by our Leadership and Compensation Committee, considering input from management, Pearl Meyer, and our stockholders (vis-à-vis say-on-pay votes), and through examination of compensation practices of a CPG, identified in consultation with Pearl Meyer, that we believe is representative of those companies with whom we compete for talent. These varying roles are each described below.

LEADERSHIP AND COMPENSATION COMMITTEE			BOARD OF DIRECTORS

Ensures that personnel and compensation policies support our strategic plan and comply with all applicable legal and regulatory requirements	Reviews performance from prior year	Considers results of stockholders’ advisory votes on executive compensation	Considers all factors, including CEO’s assessment of NEO performance, when making compensation decisions	Makes final compensation decisions for CEO; approves final compensation decisions for NEOs

MANAGEMENT	COMPENSATION CONSULTANT*	STOCKHOLDERS

•   Key roles played by our CEO and our Chief Human Resources Officer;

•   Assist with executive compensation reviews, incentive program designs, risk assessments of compensation programs;

•   Focus on competitiveness and alignment of our compensation program with our strategic goals;

•   Recommend changes to compensation programs where appropriate; and

•   Recommend pay levels and incentive plan payments for executive officers, except for the CEO.***

•   Retained solely by the Leadership and Compensation Committee, only provides services specifically authorized by the Leadership and Compensation Committee and reports directly to the committee chair;

•   Conducted a formal evaluation of our executive compensation program in 2023; and

•   Ensures best practices with regard to short term cash incentives and long-term equity awards, reviews our Executive Severance Policy, provides consultation on incentive plan metrics and weightings.

•   Say-on-pay votes conducted annually;

•   Frequency of say-on-pay votes revisited every six years;**

•   2023 say-on-pay vote was approved by more than 90% of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal;

•   Evidence that our stockholders’ support for our approach to executive compensation; and

•   Informs considerations of whether or not to alter our overall compensation plan and program for 2023.

*   Pearl Meyer does not have a personal or business relationship with any member of the Leadership and Compensation Committee. The Leadership and Compensation Committee assessed the independence of Pearl Meyer in light of SEC rules regarding compensation consultant independence. As part of this assessment, the Leadership and Compensation Committee reviewed Pearl Meyer’s letter addressing factors related to its independence and concluded that the services provided by Pearl Meyer to the Leadership and Compensation Committee do not raise any conflict of interest issues.

**  The next required vote on the frequency of advisory say-on-pay votes will occur during our 2029 Annual Meeting of Stockholders.

***  The CEO does not participate in decisions regarding his compensation.

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Elements of Compensation

Our long-term financial objective is to be a sustainable, high-performing company, and we have designed our compensation practices toward attracting and retaining high-quality Associates and motivating and rewarding them for strong performance and creating alignment with the interests of our stockholders. The components of 2023 executive compensation were base salary, short-term cash incentive awards, long-term equity incentive awards and other benefits. While the Leadership and Compensation Committee has the authority to exercise discretion during the course of the year and consider discretionary bonuses, on a case-by-case basis, after review of Company and individual performance at the end of a year, it did not grant any discretionary bonuses for 2023, except for Mr. Bacci, who was awarded a one-time cash payment in recognition for his role as interim CFO. This amount is included in the bonus column of the Summary Compensation Table and related footnote.

As reflected in the charts below, 76% of our CEO’s target total 2023 compensation was variable or “at risk,” and an average of 59% of our other NEOs’ target total 2023 compensation was variable or “at risk.” We believe the mix of compensation elements paid to our executive officers incentivizes the strong performance needed to meet our objectives.

In the following section, we describe these elements of our executive compensation, including how we determine the amounts for each element, why each element is included in our executive compensation program and the actual payments resulting from our pay-for-performance incentive programs.

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Base Salary and Other Benefits	Variable Compensation (Short-Term Cash Incentives and Long-Term Equity Incentives)
Purpose: Significant tool for recruiting, motivating, and retaining top talent.	Purpose: Incentivize and compensate executives based on achievement of Company-wide and individual goals rewarding for near-term results and creating long-term sustainability.

Base Salary

A stable source of income and serves as a base amount for pay-for-performance determinations.

•   Weighs executives’ qualifications, experience, responsibilities, individual performance, and value compared to similar positions in our CPG for market competitiveness.

•   Considers expected responsibilities of executives, special circumstances related to staffing needs, and market situations.

•   Market-based data utilizes for newly hired executives’ amounts; salary requirements of other candidates being considered; and current compensation levels of peer executives at WSFS.

Other Benefits

Includes a non-qualified deferred compensation plan, 401(k) contributions, development allowance and minimal perquisites.

ELTIP – Short-Term and Long-Term Incentives

Short-Term Incentive (“STI”): Short-term incentive awards are annual, cash-based incentives tied to achievement of financial, strategic, and individual goals that reflect profitable results, strong returns, and sound positioning for future performance. They award opportunities utilizing individual and Company-wide goals weighted based on the executive’s level of responsibility. Under the ELTIP, short-term incentive metrics for 2023 were Adjusted ROA(1), Adjusted ROTCE(1), Adjusted EPS(1), and Strategic Performance, each weighted equally at 25% to arrive at the overall Company-wide performance score weighted at 80%. The Strategic Metric was based on executive Diversity, Equity and Inclusion (“DEI”) engagement, executive succession and talent development, and the effectiveness with which executive management addressed industry-wide disruptions while maintaining a strong, secure financial position for the future. Our intent is that management interests with respect to earning annual incentives are aligned with shareholder interests.

Annual short-term incentives under the ELTIP are usually granted as a cash award as a percentage of the executive officer’s base salary based on threshold, target and maximum performance targets set by the Leadership and Compensation Committee, but may be granted as equity awards.

Long-Term Incentive (“LTI”): Long-term incentive awards consist of RSUs and PSUs whose ultimate value is tied directly to share price experienced by our shareholders. Vesting and performance requirements emphasizing a strategic, multi-year perspective and achievement of competitive results versus the marketplace. RSUs are in the form of restricted stock units that generally vest in equal installments over three years. PSUs vest according to performance as measured by the Leadership and Compensation Committee at the end of a 3-year period based on the Company’s cumulative Adjusted ROA(1) performance relative to the KBW Nasdaq Regional Bank Index (“KRX”) for the same period. Our intent is that management’s long-term interests with respect to earning and vesting shares are aligned with the long-term interests of our shareholders.

(1)	These are non-GAAP measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A – Non-GAAP Reconciliations”.

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Short-Term Cash Incentive Compensation Determination Process

Company-wide Performance Goals

Annually, the Leadership and Compensation Committee reviews our metrics and establishes Company-wide targets on the chosen metrics. In selecting the metrics, the Leadership and Compensation Committee considers our short-term and long-term business strategy, the current business environment, and the interests of stockholders.

The Company reviews and adjusts, as necessary, performance metrics at the onset of a new performance period. This review process helps ensure that Company-wide goals used for incentive plans support the Company’s overall strategy, accommodate any shifts in strategy from year-to-year or during market changes and reflect past experiences and best practices. The Leadership and Compensation Committee has discretion to modify awards, including downward if appropriate. Examples of potential events or factors that Leadership and Compensation Committee may consider in reducing or eliminating awards include but are not limited to: downgrading of the Bank’s regulatory examination results, imposition of regulatory enforcement actions, or excessive non-performing assets.

Individual Performance Goals

Annually, each executive officer (other than the CEO, whose short-term incentive award is based solely on company-wide performance) develops individual performance goals for the year consistent with that year’s financial plan, the current three-year strategic plan, and their personal professional growth.

Through an iterative, collaborative process, the executive officers and the CEO agree to the final individual performance goals. Individual performance goals are tailored to each executive officer’s function and particular area of responsibility, and may cover a wide variety of performance measures, including, but not limited to, financial performance, customer engagement, operational milestones, and other matters.

Weighting the Goals

Subject to final approval by our Board of Directors, the Leadership and Compensation Committee has final discretion to determine the amounts of final award payouts to all our executive officers, with the exception of the CEO, which is at the recommendation of the Leadership and Compensation Committee and at the final discretion of the Board of Directors.

Weighting percentage for short-term cash incentives is 80% Company-wide performance and 20% for individual performance determined by measures and objectives established in discussion with the CEO.

The Leadership and Compensation Committee believes that the more senior the rank of the executive, the more responsibility that executive has for Company-wide performance. As a result, as seniority increases, the weighting of Company-wide performance measurement criteria compared to individual performance criteria generally also increases, such that Company-wide performance plays a larger role in determining the amount of incentive awards provided to such executives. Similarly, individual and business unit performance goals play a larger role in determining the amount of the incentive award for less senior executives as compared to overall Company-wide performance.

WSFS Bank 2024 Proxy Statement	38

Peer Group

Periodically, the Leadership and Compensation Committee engages its third-party compensation consultant to conduct a formal review of our executive compensation program. A comprehensive review was conducted in 2023 by Pearl Meyer. The Leadership and Compensation Committee requested these reviews to assess competitive compensation levels for Executive Leadership and the alignment of base compensation, incentives, and equity awards with our compensation philosophy. As part of this process, the Leadership and Compensation Committee reviews the programs and practices of a custom CPG, in addition to other relevant market compensation data sources. In selecting comparable companies for inclusion in the CPG, we consider a number of demographic factors including SEC-reporting status, listing on a major stock exchange, and location; along with measures of company size including total assets, revenues, market capitalization, size of workforce, etc. Our intent is that WSFS rank near the middle of the peer group when multiple size factors are considered. We update our CPG as an integral step in conducting formal reviews of marketplace compensation levels and practices.

Listed below are members of our 2023 CPG along with individual company data.

Rank	Company Name	Ticker	State	Total Assets at December 31, 2023 ($mm)	Return on Assets 2023 (%)
1	Cathay General Bancorp	CATY	CA	23,082	1.56
2	Commerce Bancshares, Inc.	CBSH	MO	31,701	1.52
3	United Bankshares, Inc.	UBSI	WV	29,926	1.25
4	Independent Bank Corp.	INDB	MA	19,347	1.24
5	Customers Bancorp, Inc.	CUBI	PA	21,316	1.16
6	Hancock Whitney Corporation	HWC	MS	35,579	1.10
7	Ameris Bancorp	ABCB	GA	25,204	1.06
8	Fulton Financial Corporation	FULT	PA	27,561	1.04
9	Atlantic Union Bankshares Corporation	AUB	VA	21,166	0.98
10	TowneBank	TOWN	VA	16,835	0.93
11	Provident Financial Services, Inc.	PFS	NJ	14,211	0.92
12	UMB Financial Corporation	UMBF	MO	44,012	0.88
13	Sandy Spring Bancorp, Inc.	SASR	MD	14,028	0.87
14	OceanFirst Financial Corp.	OCFC	NJ	13,538	0.77
15	Simmons First National Corporation	SFNC	AR	27,346	0.64
16	Berkshire Hills Bancorp, Inc.	BHLB	MA	12,431	0.59
17	Associated Banc-Corp	ASB	WI	41,016	0.45
18	Pacific Premier Bancorp, Inc.	PPBI	CA	19,027	0.15
	Average			24,296	0.95
	25th Percentile			16,179	0.74
	50th Percentile			22,199	0.96
	75th Percentile			30,370	1.18
	WSFS Financial Corporation	WSFS	DE	20,595	1.33
	Percentile Rank			40th	85th

Notes:

Financial data is provided by S&P Global Market Intelligence database.

*	Umpqua Holdings Corporation (UMPQ) was deleted from the peer due to its acquisition by Columbia Holdings Corporation (COLB) whose combined assets placed it outside the asset range for the CPG.

Based on data obtained from S&P Global, our ending assets were somewhat below the 50th percentile of the CPG; while our revenues, market capitalization, and workforce size all ranked at or above the 50th percentile. We also note that our reported return on assets of 1.33% ranked at 85th percentile of companies in the CPG which supports our long-term top-quintile performance philosophy.

(1)	Adjusted ROA is a non-GAAP metric and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A – Non-GAAP Reconciliations”.

WSFS Bank 2024 Proxy Statement	39

2023 Executive Compensation Summary

Base Salary

Our compensation philosophy has been to review base salaries as compared to the market 50th percentile, consider individual performance, skills and experience, and determine an appropriate base salary based on all these factors. More specifically, changes in our NEOs’ base salaries over the past two years reflect their increased responsibilities, our performance during that period, and the growth of our Company. Mr. Levenson’s actual 2023 and 2024 base salary represents approximately the market 50th percentile salary for CEOs in comparable banks including our CPG and additional banking industry compensation survey data.

For 2024, we increased the base salaries for our executive officers to reflect a 4.5% average merit adjustment.

Our Board of Directors approved NEO base salary changes as shown in the following table:

		2024 to 2023			2023 to 2022
Name	2024	% Increase		2023	% Increase	2022
Rodger Levenson	$980,000	9.4%		$896,000	3.0%	$870,000
Arthur J. Bacci	$431,000	3.1%		$418,000	3.0%	$406,000
Lisa Brubaker	$414,000	3.0%		$402,000	3.1%	$390,000
Steve Clark	$456,000	2.9%		$443,000	3.0%	$430,000
Patrick J. Ward	$406,500	1.8%		$399,500	2.0%	$391,500
Dominic C. Canuso(1)	n/a	n	/a	$511,500	3.0%	$496,500
(1) Mr. Canuso left the employ of WSFS in August 2023.

Executive Leadership Team Incentive Plan

Under the ELTIP for 2023, our executives were eligible for both short-term cash incentive awards and long-term equity incentive awards in the form of time-vested RSUs and performance-based PSUs. We designed the short-term cash portion of the ELTIP to reward executives for excellence in performance on key financial and strategic metrics determined by our Board of Directors and the Leadership and Compensation Committee.

2023 ELTIP Determination Process — Short-Term Incentives

The Leadership and Compensation Committee selected Adjusted ROA, Adjusted ROTCE, Adjusted EPS, and a Strategic Performance metric as the Company-wide performance measures for the short-term cash incentive awards under the ELTIP for 2023. All three financial measures are non-GAAP financial measures and may not be comparable to similar non-GAAP financial measures used by other companies. All three financial measures were also subject to adjustment based on the quality of earnings review described below.

For the 2023 strategic performance (“Strategic Performance ”) metric, the Leadership and Compensation Committee identified and evaluated executive DEI engagement, executive succession and talent development, and the effectiveness with which executive management addressed industry-wide disruptions while maintaining a strong, secure financial position for the future.

For individual performance and contribution, our CEO collaborates with and sets individual performance goals for our Executive Vice Presidents (each, an “EVP”) which include specific operational and performance metrics pertinent to each EVP’s area of responsibility. Examples of these individual performance goals are asset quality metrics, service level agreement performance, area specific growth initiatives and strategic planning.

Our ELTIP design also incorporates the following:

•	A “quality of earnings review” used to consider adjustments from GAAP reported earnings to ELTIP earnings;
•	Award opportunities based on specified percentages of base salary for threshold, target, and maximum achievement by executive officers; and
•	A proportional approach (interpolation) used to calculate incentive payouts for the performance results that fall between threshold, target and maximum levels.

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Short-Term Cash Incentive Performance Targets

Short-term incentive awards under the ELTIP use three Company financial measures of performance, which are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. The following table shows our 2023 performance metrics under the ELTIP. Short-term cash incentive awards for the CEO are based solely on the Company-wide performance score. Short-term cash incentive awards for other NEOs are based on a weighting of 80% Company-wide performance and 20% for individual performance determined by measures and objectives established in discussions with the CEO.

Short-Term Incentive Company Score(1)	Threshold	Target	Maximum	Weighting
Adjusted ROA	1.20%	1.50%	1.60%	25%
Adjusted ROTCE	19.9%	24.9%	26.6%	25%
Adjusted EPS	$ 3.87	$ 4.84	$ 5.24	25%
Strategic Performance(2)	*	*	*	25%
(1)	Threshold, Target, and Maximum performance goals are evaluated and based on our Quality of Earnings approach when setting each goal and when comparing against the publicly available financials of our peer group (KRX).
(2)	For 2023, the Strategic Performance metric was based on executive DEI engagement, executive succession and talent development, and the effectiveness with which executive management addressed industry-wide disruptions while maintaining a strong, secure financial position for the future.

For 2023, the below table reflects the target values of each of our NEO’s short-term cash incentive award under the ELTIP as a percent of base salary. Payment of short-term cash incentive awards under the ELTIP occurs no later than March 15th of the year following the performance period. This timing usually provides ample opportunity for the finalization of year-end performance results, as well as maintaining compliance with the short-term deferral exception under Section 409A requirements of the Internal Revenue Code of 1986, as amended (the “Code”).

Name	Threshold	Target	Maximum
Rodger Levenson	55%	110%	165%
Arthur J. Bacci	33%	66%	100%
Lisa Brubaker	33%	66%	100%
Steve Clark	33%	66%	100%
Patrick J. Ward	33%	66%	100%
Dominic C. Canuso(1)	n/a	n/a	n/a
(1)	Mr. Canuso left the employ of WSFS in August 2023.

2023 Quality of Earnings Review

In connection with administering the short-term cash incentive component of the ELTIP, the Leadership and Compensation Committee conducts a “quality of earnings” review under which it evaluates any unusual, one-time items generally greater than $5.0 million, after tax, that impact cash, equity and earnings, and considers them for adjustments for the purposes of calculating relevant performance measures. Any “quality of earnings” evaluations are made with a strong bias towards ensuring that management is accountable for reported results. For 2023, the Leadership and Compensation Committee’s review concluded that the following items should be excluded from our reported earnings for the purposes of calculating Adjusted ROA, Adjusted ROTCE, and Adjusted EPS as it relates to the ELTIP STI:

•	The realized/unrealized gains on our equity investments of $9.8 million (mainly related to the sale of Spring EQ);
•	An income tax charge of $7.1 million from our decision to surrender previously acquired bank owned life insurance (BOLI);
•	The FDIC special assessment provision of $ 5.1 million;
•	Corporate Development and Restructuring costs of $ 3.7 million (mainly related to our acquisition and integration of Bryn Mawr Corporation);
•	The Visa derivative valuation adjustment of $2.5 million; and
•	A one-time contribution to the WSFS CARES Foundation of $2.0 million.

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As a result, solely for the purpose of determining achievement in 2023 of the Company-wide performance measures under the Quality of Earnings methodology, our Adjusted ROA was 1.38%, Adjusted ROTCE was 22.5% and Adjusted EPS was $4.55. The following table shows our 2023 adjusted results, which are non-GAAP financial metrics and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results.

Our ELTIP STI performance rating is calculated from the equally weighted results for Adjusted ROA, Adjusted ROTCE, Adjusted EPS and Strategic Performance against each participant’s pre-established performance targets. These results are interpolated based on a performance score of 1 for “Threshold”, 2 for “Target”, and 3 for “Maximum.”

2023 ELTIP STI Performance Targets(1)

Goals	Threshold	Target	Maximum	WSFS Results(2)	Result
Adjusted ROA	1.20%	1.50%	1.60%	1.38%	Threshold+
Adjusted ROTCE	19.9%	24.9%	26.6%	22.5%	Threshold+
Adjusted EPS	$3.87	$4.84	$5.24	$4.55	Threshold+
Strategic Performance		See description below			Target+
				Aggregate Result	Threshold+
(1)	Threshold, Target, and Maximum performance goals are evaluated and based on our quality of earnings approach when setting each goal and when comparing against the publicly available financials of our peer group (KRX).
(2)	These are non-GAAP financial measures and should be considered along with results prepared in accordance with GAAP, and not as a substitute for GAAP results. Additional details can be found in “Appendix A – Non-GAAP Reconciliations”.

As described earlier, the Leadership and Compensation Committee identified and evaluated three components in the Strategic Performance metric: executive DEI engagement, executive succession and talent development, and the effectiveness with which executive management addressed industry-wide disruptions while maintaining a strong, secure financial position for the future. The weighted score of Strategic Performance metric was Target+, meaning the results fell above the “Target” level but below “Maximum.”

Based on the Company’s achievement in 2023 against the four performance metrics and the continued leadership and strategic direction provided by the Executive Leadership Team during the year, the Leadership and Compensation Committee granted and our Board of Directors approved a short-term cash incentive award to our CEO in an amount equal to 97.4% of base salary (88.5% of his target incentive of 110% of salary). The CEO’s short-term cash award is based on 100% of the aforementioned company performance metrics. The other NEOs short-term cash awards have an 80% Company performance and 20% individual performance weighting, which resulted in payouts averaging 61.4% of base salary (93% of their target incentive of 66% of salary).

Long-Term Equity Incentive Awards

Long-term incentive equity is awarded to the CEO and other NEOs in the form of RSUs and PSUs with a 40% and 60% split, respectively, assuming that PSUs are ultimately earned for 50th percentile performance ranking as described below.

In February 2024, the CEO and other NEOs were awarded RSUs based on the calculations described below. In addition, PSUs were granted at the maximum level based on the calculations described below; and, subject to reduction based on performance over the three-year performance period.

RSU Grant Details

RSUs are generally granted with the grant date value equal to a percent of base salary divided by the share price on the grant date. The grant date value equals 76% of salary for the CEO and 28% of salary for other NEOs. RSUs vest in equal annual installments generally over three years.

PSU Grant Details

The maximum number of PSUs that can be earned by the CEO is calculated by taking the grant date value (228% of the CEO’s salary) and dividing by share price at time of grant. For NEOs, the calculation is based on 84% of the salary of each NEO. Actual PSUs earned for the three-year performance period ending December 31, 2025 are based on the Company’s cumulative Adjusted ROA. The Company’s results are compared to the performance of companies in the KRX index to determine our percentile ranking. If the Company’s performance ranking is at the 25th, 50th, 75th or 100th percentiles, grantees will receive 25%, 50%, 75% or 100% of their maximum PSUs, respectively. If performance ranks below the 25th percentile, no PSUs are earned. Interpolation is used to determine the number of PSUs earned for a ranking between the 25th and 100th percentiles. Earned PSUs are also subject to cliff-vesting at the end of the performance period.

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The below table reflects the NEO’s long-term equity incentive opportunity under the ELTIP as a percent of his or her base salary.

Name	RSU Grant Date Value as Percent of Salary
	76%
	PSU Grant Date Value as Percent of Salary
	57%	114%	171%	228%
Rodger Levenson	25th Percentile Performance Ranking	50th Percentile Performance Ranking	75th Percentile Performance Ranking	100th Percentile Performance Ranking

Name(1)	RSU Grant Date Value as Percent of Salary
	28%
	PSU Grant Date Value as Percent of Salary
	21%	42%	63%	84%
Arthur J. Bacci Lisa Brubaker Steve Clark Patrick J. Ward	25th Percentile Performance Ranking	50th Percentile Performance Ranking	75th Percentile Performance Ranking	100th Percentile Performance Ranking
(1)	Mr. Canuso left the employ of WSFS in August 2023 and therefore is not included in this table.

Compensation Risk Assessment

The CEO, the Chief Human Resources Officer, the Chief Risk Officer and the Leadership and Compensation Committee, with advice from its compensation consultant, have reviewed the Summary Incentive Compensation Review containing a description of all compensation components for each executive officer, including base salary, incentive compensation and all of our incentive compensation plans. They have determined that the compensation packages awarded to our executive officers, and others, are consistent with our goals to provide compensation that is competitive with our peers, that drives financial performance without undue risk, and aligns the interests of our executive officers, and others, with those of our stockholders. In addition, during 2023, the Leadership and Compensation Committee reviewed an analysis of all incentive plans conducted by our Chief Risk Officer and concluded that our compensation program is balanced and does not encourage imprudent risk taking. Accordingly, we believe our executive and management compensation plans are reasonable, pay-for-performance-based, competitive, not excessive, and do not encourage our executives or any of our Associates to take actions that pose an unnecessary or excessive risk that would threaten the value of our Company and do not unnecessarily expose our Company to risks or encourage the manipulation of reported earnings to enhance the compensation of management.

The Leadership and Compensation Committee awards equity grants annually, generally at its February meeting. Grants may be recommended at other times during the year for special circumstances, such as the hiring of a new executive.

Our 2023 results reflected the continued optimization of our significant franchise investments leveraging our unique market position and diverse business mix. This, combined with our strong balance sheet growth and capital levels, drove strong financial performance and franchise value. Our executives’ 2023 compensation reflects these results, and considering the total mix of compensation, we believe 2023 executive compensation is reasonable in light of payment levels for companies in our CPG and consistent with our 2023 results, both in absolute terms, and in comparison to prior years’ results.

WSFS Bank 2024 Proxy Statement	43

Benefits

401(k) Employer Contribution

We provide a 401(k) program that allows Associates to contribute a portion of their pre-and after-tax earnings towards retirement savings. We offer a Company match to all Associates enrolled in our 401(k) plan as a component of total compensation and encourage them to participate in the 401(k) program. We match the first 5% of an Associate’s contribution dollar-for-dollar up to IRS limitations.

Director and Executive Non-Qualified Deferred Compensation Plan

We offer a non-qualified deferred compensation plan for our executives and Board of Directors. For executives, this program allows for base compensation to be deferred, as well as for deferment of cash awards. For directors, this program allows for retainer and meeting fees to be deferred. It offers pre-tax, voluntary contributions, tax deferred earnings, investment choices and flexible payment options. The plan is solely funded by the participant, and while the Company has discretion to make employer contributions, it has not exercised its discretion to do so for directors or NEOs. The plan was reviewed and approved by our Leadership and Compensation Committee and our Board of Directors. The following table provides information relating to deferrals of compensation by our NEOs under our non-qualified deferred compensation plan.

Name	Principal Position	Executive Contributions in 2023(1)	Aggregate Earnings in 2023(2)	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at December 31, 2023
Rodger Levenson	Chairman, President and CEO	$—	$—	$—	$—
Arthur J. Bacci	EVP, Chief Wealth Officer and Interim Chief Financial Officer	$42,796	$2,910	$—	$45,705
Lisa Brubaker	EVP, Chief Human Resources Officer and Chief Information Officer	$416,758	$147,330	$—	$1,274,551
Steve Clark	EVP, Chief Commercial Banking Officer	$—	$28,181	$—	$274,450
Patrick J. Ward	EVP, Pennsylvania Market President	$—	$—	$—	$—
Dominic C. Canuso(3)	Former EVP, Chief Financial Officer	$—	$—	$—	$—
(1)	Amounts in this column are included in the Summary Compensation Table.
(2)	Amounts in this column are not included in the Summary Compensation Table.
(3)	Mr. Canuso left the employ of WSFS in August 2023.

Development Allowance

We provide a Development Allowance to our executive officers that provides up to $35,000 per year for the CEO and up to $12,500 per year for the executive leadership team. These amounts reflect our growth and executive involvement in expanded markets. Allowable expenses under the Development Allowance include items that improve an executive’s networking and business development prospects, personal health, time management and general well-being in a way that can reasonably be expected to result in improvements to their productivity as one of our executives. CEO expenditures must be approved by the Lead Independent Director. Expenditures by executive vice presidents must be approved by the CEO.

Relocation Benefits

Separate from the above allowance, executives who are recruited from outside our market may be reimbursed for costs associated with their transitional relocation.

Retirement Plans

We do not maintain a tax-qualified non-contributory retirement plan (pension plan). However, we do provide continuation of medical benefits to Associates, including our executive officers, who retire, should they elect to participate in the benefit. We provide supplemental contributions toward retiree continuing medical coverage costs. For 2023, our contribution towards this supplement was capped at $4,323 per retiree but may have been less based on length of service at time of retirement of each retiree, irrespective of annual increases to the cost of the medical benefit premium. We limit our increases to no more than 4% annually.

Employment Agreements

Because of our corporate philosophy which emphasizes commitment based on performance, we do not have employment agreements for our NEOs. We have a formal severance policy for our Chief Executive Officer and the executive vice presidents who report to him which provides payments to NEOs if their employment is terminated without cause or under certain conditions following a change in control. Further details concerning the severance policy are provided in the section entitled “Potential Payments upon Termination or Change in Control.”

WSFS Bank 2024 Proxy Statement	44

Executive Compensation Policies

Clawback Policy

The Leadership and Compensation Committee reserves the right to recover (“clawback”) any incentives that were paid due to fraudulent activity, inaccurate performance criteria or reporting, or errors in financial statements that are required to be restated. The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq has adopted listing standards consistent with the SEC rules, effective as of October 2023. In compliance with those standards, the Board of Directors approved a Compensation Clawback Policy in August 2023 in general alignment with the SEC clawback rules and Nasdaq listing standards. Our Board of Directors has the sole authority to interpret, apply and implement this policy. Under this policy, the Leadership and Compensation Committee may require executive officers, within the meaning of Rule 10D-1 of the Exchange Act, who were employed by the Company or a subsidiary of the Company during the applicable recovery period, to forfeit and reimburse any bonus, award or incentive compensation paid under a benefit plan to the extent that such bonus, award or incentive compensation was due to or was based on statements of earnings, revenues, gains, the performance metric criteria of a benefit plan or other criteria that were later found to be materially inaccurate by the Leadership and Compensation Committee. Executive officers are subject to clawback provisions in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company during the three completed fiscal years preceding the date the restatement is determined to be filed. In such event, the Leadership and Compensation Committee will conduct a review of awards covered by the policy and recoup any erroneously awarded incentive-based compensation to ensure that the ultimate payout gives retroactive effect to the financial results as restated. In addition, if an executive officer engages in misconduct that, in our Board of Directors’ discretion, directly or indirectly causes a material adverse effect to the Company, our Board of Directors may require forfeiture or reimbursement of awards during the three-year period preceding the commission of the act of misconduct. Our clawback policy is scheduled to be reviewed again in 2026.

Policy Prohibiting Hedging

Our Insider Trading Policy specifically prohibits WSFS insiders, which are defined as directors, officers holding the title of Senior Vice President or higher and any other Associates with access to material non-public information, from hedging the risk associated with the ownership of our common stock.

Stock Ownership Guidelines

Our Board of Directors has established a stock ownership guideline for the Executive Leadership Team such that the CEO should own 60,000 shares of vested common stock and all executive vice presidents should own 15,000 shares of vested common stock, each to be accumulated within five years of assuming his or her executive position. Our independent members of our Board of Directors are also required to hold a minimum of 5,000 shares of our common stock. These ownership guidelines are evaluated periodically for appropriate adjustments.

Stock Trading Plans

Our Insider Trading Policy allows for purchases or sales of WSFS’ stock made in compliance with a written plan established by a director, officer or other Associate that meets the requirements of Rule 10b5-1 under the Exchange Act (a “Plan”) if: (1) the Plan was established in good faith, in compliance with the requirements of Rule 10b5-1, at a time when the individual was not in possession of material non-public information about WSFS, and, for WSFS Insiders, was established during an open window period for trading in WSFS’ stock and not during any trading “blackout” period; and (2) the Plan was reviewed by the Company’s Legal Department prior to its establishment to confirm compliance with the Insider Trading Policy and its related procedures. No amendments to such Plans are permitted during blackout periods.

From time to time, other WSFS insiders may enter into similar trading plans in accordance with Rule 10b5-1.

Tax Considerations Related to Our Executive Compensation

Section 162(m) of the Code (“Code Section 162(m)”) provides that certain compensation paid in excess of $1.0 million to our CEO, CFO and certain other executives and former executives is not deductible for federal income tax purposes. Although the Leadership and Compensation Committee seeks, where feasible, to structure compensation granted to our executive officers in a manner that is intended to minimize or eliminate the impact of the Code Section 162(m) deduction limitation, the Leadership and Compensation Committee believes there is a need for flexibility to determine compensation consistent with its overall compensation philosophy and objectives and aligned with other corporate priorities. There are scenarios in which the Leadership and Compensation Committee may approve compensation that is not fully deductible under Code Section 162(m).

Section 280G of the Code (“Code Section 280G”) limits our ability to take a federal income tax deduction for certain compensation that could be paid to executive officers resulting from a change in control transaction affecting us. In the event we pay any “excess parachute payments,” as defined under Code Section 280G, we would have compensation payments that are not tax deductible under Code Section 280G and executives would have excise taxes due on the receipt of such “excess parachute payments” under Section 4999 of the Code (“Code Section 4999”). The Leadership and Compensation Committee considers the adverse tax liabilities imposed by Code Section 280G and Code Section 4999, as well as its overall philosophy and objectives and corporate objectives, when it structures certain compensation to our executive officers.

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CEO Pay Ratio

The CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

In identifying our median Associate at December 31, 2023, we used a measure of total cash compensation defined as the sum of base salary/annual hourly pay, bonus, incentive, commission, overtime, and other disbursements (e.g., payment for Saturday work) as reflected in our payroll records. We believe this is a reasonable measure of total compensation and consistent with prior years’ methodology for selecting our median Associate. Our 2023 Associate population consists of approximately 2,222 Associates, all of whom are located in the United States. This population includes all full-time, part-time and temporary Associates who were employed as of the end of the year. It does not include seasonal workers who we hire to assist us during the summer months or temporary workers hired through an agency. We annualized the compensation of approximately 346 full-time Associates who were hired during 2023 and remained employed at year-end, based on the portion of the year for which they were employed.

To calculate the 2023 ratio of compensation of our median Associate to that of Mr. Levenson, we calculated the median Associate’s annual total compensation consistent with the calculation of Mr. Levenson’s annual total compensation as reported in the “Total” column of our 2023 Summary Compensation Table plus Mr. Levenson’s health care benefits paid by the Company. The median Associate’s annual total compensation includes total cash compensation described above plus the amount of such Associate’s health care benefits paid by the Company, if elected and the company matching contributions to participants in our Section 401(k) employee savings plan. The annual total compensation for the median Associate was $88,232. Mr. Levenson’s total compensation was $3,872,395. The ratio of Mr. Levenson’s annual total compensation to the annual total compensation of the identified median Associate at December 31, 2023 was approximately 44 to 1.

Compensation Committee Internal Interlocks and Insider Participation

No member of our Leadership and Compensation Committee is, or formerly was, an officer or Associate of ours. During 2023, none of our executive officers served on the Leadership and Compensation Committee (or equivalent), or our Board of Directors, of another entity whose executive officer or officers served on our Leadership and Compensation Committee or Board of Directors.

Leadership and Compensation Committee Report

Pursuant to rules and regulations of the SEC, this Compensation Committee Report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that WSFS Financial Corporation (the “Company”) specifically incorporates this information by reference, and otherwise shall not be deemed “soliciting material” or to be “filed” with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

The Leadership and Compensation Committee has reviewed and discussed with management the CD&A to be included in the Company’s 2024 Proxy Statement filed pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”), including the information contained therein under the heading “Compensation of Our Board of Directors.” Based on the reviews and discussions referred to above, the committee recommends to our Board of Directors that the CD&A referred to above be included in the Proxy Statement.

Leadership and Compensation Committee

Francis B. Brake, Chair

Christopher T. Gheysens, Vice Chair

Karen Dougherty Buchholz

Nancy J. Foster

Lynn B. McKee

David G. Turner

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Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Rodger Levenson	2023	$891,668	$872,256	$2,049,748	$—	$—	$45,470	$3,859,142
Chairman, President and	2022	858,333	1,344,585	2,452,170	—	1,750	48,473	4,705,311
Chief Executive Officer	2021	795,834	1,200,000	930,078	415,400	1,690	43,090	3,386,092
Arthur J. Bacci(6)	2023	416,102	365,869	352,346	—	—	37,761	1,172,078
Executive Vice President and Chief Wealth Officer	2022	399,834	365,416	538,456	—	1,750	27,750	1,333,206
and Interim Chief Financial Officer	2021	367,500	364,388	274,824	116,640	1,690	27,000	1,152,042
Lisa Brubaker(7)	2023	400,000	247,471	451,358	—	—	22,219	1,121,048
Executive Vice President and
Chief Human Resources Officer and
Chief Information Officer
Steve Clark	2023	440,835	271,506	373,402	—	—	34,811	1,120,554
Executive Vice President and	2022	427,876	389,356	592,791	—	1,750	27,750	1,439,523
Chief Commercial Banking Officer	2021	415,542	383,870	338,204	131,868	1,690	26,645	1,297,819
Patrick Ward(7)	2023	398,547	239,412	336,758	—	—	33,195	1,007,912
Executive Vice President and
PA Market President of WSFS Bank
Dominic C. Canuso(8)	2023	361,455	—	431,135	—	—	219,848	1,012,438
Former Executive Vice President and	2022	489,000	449,908	654,115	—	1,750	26,307	1,621,080
Chief Financial Officer	2021	447,917	440,213	328,252	139,320	1,690	24,388	1,381,780

(1)	The amounts shown as salaries in this table may be different from the amounts shown in the Base Salary table because this table represents the amount actually paid during the year and the Base Salary table represents actual base salary level.
(2)	Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value. Amounts in this column include the aggregate grant date fair value of RSUs and PSUs granted in February 2023. Values from the RSUs were as follows: Mr. Levenson, $681,001; Mr. Canuso, $143,256; Mr. Bacci, $117,070; Ms. Brubaker, $225,104 (included a special award); Mr. Clark, $124,076; and Mr. Ward, $111,902. Values from PSUs reflect the grant date value of PSUs awarded in 2023 based on the probable outcome of the associated performance conditions. This amount is calculated consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under ASC 718 (excluding the effect of estimated forfeitures). The calculation results in amounts less than the maximum award value under the ELTIP. Based on the closing price of WSFS common stock on the grant date of $49.69 on February 23, 2023, the maximum award value for PSUs awarded were as follows: Mr. Levenson, $2,042,905; Mr. Canuso, $429,669; Mr. Bacci, $351,159; Ms. Brubaker, $337,693; Mr. Clark, $372,128; and Mr. Ward, $335,606.
(3)	Represents the aggregate fair value of awards on the date they were granted in accordance with ASC Topic 718. See the Notes to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K for the assumptions used to calculate grant date fair value.
(4)	Represents cash awards to NEOs in connection with our Associate Service Bonus Plan. Effective for the performance year beginning January 2023, the NEOs are no longer eligible for participation in this plan.
(5)	All Other Compensation includes contributions of $16,500 made by us to the 401(k) plans of each of our NEOs, and a maximum development allowance of $12,500 for each EVP and $35,000 for the CEO. Also includes gift card amounts and associated tax gross-ups provided to NEOs in 2023 in the following amounts: $8,761 for Mr. Bacci; $5,719 for Ms. Brubaker; $5,811 for Mr. Clark; and, $4,195 for Mr. Ward. Mr. Canuso’s amount also includes $170,500 in severance and $25,000 for outplacement services. Health benefits paid directly by the Company are not included in the table above.
(6)	Mr. Bacci’s 2023 bonus amount includes a one-time payment of $104,000 for his interim role as CFO.
(7)	The compensation in 2022 and 2021 for Ms. Brubaker and Mr. Ward do not appear in the table above as they were not NEOs for those years.
(8)	Mr. Canuso left the employ of WSFS in August 2023. His 2023 reported salary amount includes $22,954 in accrued paid time off at the time of his departure. He was ineligible for a 2023 bonus, and he forfeited his stock award granted in 2023 as well as any other unvested awards granted in prior years.

WSFS Bank 2024 Proxy Statement	47

Grants of Plan-Based Awards

The following table presents information regarding grants of non-equity and equity plan-based awards to our NEOs during 2023. Such awards consist of both RSUs and PSUs. The RSU grants vest equally over four years. Except where otherwise indicated PSUs have a grant date fair value of $49.69, which is equal to the closing stock price of WSFS common stock at the grant date of February 23, 2023. The PSUs are granted at maximum award value and are measured over a three-year period. All or a portion of the PSUs vest according to performance as measured by the Leadership and Compensation Committee at the end of a three-year period.

	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(1)				RSU Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2)(3)
Name			Threshold	Target	Maximum	25th	50th	75th	100th (Max)
Rodger Levenson
2023 Cash Incentive Award	—		$478,500	$957,000	1,435,500	—	—	—	—	—	—
2023 RSU Awards	2/23/2023		—	—	—	—	—	—	—	13,705	681,001
2023 PSU Awards	2/23/2023		—	—	—	510,720	1,021,440	1,532,160	2,042,880	—	1,368,746
Arthur J. Bacci
2023 Cash Incentive Award	—		133,980	267,960	406,000	—	—	—	—	—	—
2023 RSU Awards	2/23/2023		—	—	—	—	—	—	—	2,356	117,070
2023 PSU Awards	2/23/2023		—	—	—	87,780	175,560	263,340	351,120	—	235,277
Lisa M. Brubaker
2023 Cash Incentive Award	—		128,700	257,400	390,000	—	—	—	—	—	—
2023 RSU Awards		(4)	—	—	—	—	—	—	—	4,730	225,104
2023 PSU Awards	2/23/2023		—	—	—	84,420	168,840	253,260	337,680	—	226,254
Steve Clark
2023 Cash Incentive Award	—		141,900	283,800	430,000	—	—	—	—	—	—
2023 RSU Awards	2/23/2023		—	—	—	—	—	—	—	2,497	124,076
2023 PSU Awards	2/23/2023		—	—	—	93,030	186,060	279,090	372,120	—	249,326
Patrick Ward
2023 Cash Incentive Award	—		129,195	258,390	391,500	—	—	—	—	—	—
2023 RSU Awards	2/23/2023		—	—	—	—	—	—	—	2,252	111,902
2023 PSU Awards	2/23/2023		—	—	—	83,895	167,790	251,685	335,580	—	224,856
Dominic C. Canuso(5)
2023 Cash Incentive Award	—		163,845	327,690	496,500	—	—	—	—	—	—
2023 RSU Awards	2/23/2023		—	—	—	—	—	—	—	2,883	143,256
2023 PSU Awards	2/23/2023		—	—	—	107,415	214,830	322,245	429,660	—	287,879
(1)	Represents the 2023 dollar value of awards opportunities under the annual incentive component of the ELTIP. Actual cash incentive amounts paid for 2023 are included in the “Bonus” column of the Summary Compensation Table, and actual payments of equity awards earned for 2023 performance will be shown in the Summary Compensation Table for 2024 to be included in the Company’s 2025 proxy statement. Equity awards will be paid out in stock in the form of whatever number of shares that amount translates into at the time of the payout.
(2)	See Note 16 to the Notes to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K for the assumptions made in calculating the grant date fair value of stock and options awards.
(3)	PSU award amounts computed as are the probable value expected to be earned as of 12/31/2023.
(4)	Ms. Brubaker was granted 2,266 shares on 2/23/2023 and 2,464 on 12/18/2023.
(5)	Mr. Canuso left the employ of WSFS in August 2023. All of his stock awards granted in 2023 were forfeited at this time.

WSFS Bank 2024 Proxy Statement	48

Outstanding Equity Awards Value at Fiscal Year-End

The following table shows the number and exercise price of all unexercised stock options held by NEOs as of December 31, 2023, as well as shares of unvested RSUs and PSUs owned by the NEOs. The option awards are listed in order of grant date. These awards are subject to our clawback provision affecting our NEOs.

	Outstanding Equity Awards at Fiscal Year-End 2023
	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Share or Units of Stock That have Not Vested
Rodger Levenson(1)	7,396	—	48.40	2/22/2025	66,903	$3,176,413
	12,991	—	43.28	2/28/2026
	34,740	8,685	36.11	2/27/2027
	27,730	13,865	51.84	3/3/2028
Arthur J. Bacci(2)	11,313	2,828	36.11	2/27/2027	14,080	664,493
	7,786	3,893	51.84	3/3/2028
Lisa M. Brubaker(3)	6,809	—	43.28	2/28/2026	15,847	744,988
	9,793	2,448	36.11	2/27/2027
	7,267	3,633	51.84	3/3/2028
Steve Clark(4)	5,994	—	48.40	2/22/2025	15,397	726,034
	9,769	—	43.28	2/28/2026
	12,663	3,166	36.11	2/27/2027
	8,803	4,401	51.84	3/3/2028
Patrick Ward(5)	1,472	—	17.54	4/17/2024	13,984	659,308
	5,049	—	19.59	12/16/2024
	5,876	—	48.40	2/22/2025
	8,966	—	43.28	2/28/2026
	11,617	2,904	36.11	2/27/2027
	8,068	4,034	51.84	3/3/2028
Dominic C. Canuso(6)	—	—	—		—	—
(1)	The 8,685 unvested options expiring 2/27/2027 vest on 4/15/2024. Of the 13,865 unvested options expiring 3/3/2028, 6,933 vest on 4/15/2024 and 6,932 vest on 4/15/2025. Of the 66,903 unvested stock awards, 39,357 are RSUs and 27,546 are PSUs. The RSUs vest on the following dates: 1,126 on 3/15/2024, 13,143 on 4/15/2024, 4,504 on 3/15/2025, 11,393 on 4/15/2025, and 9,191 on 4/15/2026. The PSUs may vest after a three-year period if performance conditions are met.
(2)	The 2,828 unvested options expiring 2/27/2027 vest on 4/15/2024. Of the 3,893 unvested options expiring 3/3/2028, 1,947 vest on 4/15/2024 and 1,946 vest on 4/15/2025. Of the 14,080 unvested stock awards, 9,345 are RSUs and 4,735 are PSUs. The RSUs vest on the following dates: 258 on 3/15/2024, 3,270 on 4/15/2024, 1,032 on 3/15/2025, 2,701 on 4/15/2025, and 2,084 on 4/15/2026. The PSUs may vest after a three-year period if performance conditions are met.
(3)	The 2,448 unvested options expiring 2/27/2027 vest on 4/15/2024. Of the 3,633 unvested options expiring 3/3/2028, 1,816 vest on 4/15/2024 and 1,817 vest on 4/15/2025. Of the 15,847 unvested stock awards, 11,294 are RSUs and 4,553 are PSUs. The RSUs vest on the following dates: 223 on 3/15/2024, 3,093 on 4/15/2024, 821 on 12/18/2024, 894 on 3/15/2025, 2,598 on 4/15/2025, 821 on 12/18/2025, 2,022 on 4/15/2026, and 822 on 12/18/2026. The PSUs may vest after a three-year period if performance conditions are met.
(4)	The 3,166 unvested options expiring 2/27/2027 vest on 4/15/2024. Of the 4,401 unvested options expiring 3/3/2028, 2,200 vest on 4/15/2024 and 2,201 vest on 4/15/2025. Of the 15,397 unvested stock awards, 10,379 are RSUs and 5,018 are PSUs. The RSUs vest on the following dates: 289 on 3/15/2024, 3,636 on 4/15/2024, 1,155 on 3/15/2025, 2,999 on 4/15/2025, and 2,300 on 4/15/2026. The PSUs may vest after a three-year period if performance conditions are met.
(5)	The 2,904 unvested options expiring 2/27/2027 vest on 4/15/2024. Of the 4,034 unvested options expiring 3/3/2028, 2,017 vest on 4/15/2024 and 2,017 vest on 4/15/2025. Of the 13,984 unvested stock awards, 9,459 are RSUs and 4,525 are PSUs. The RSUs vest on the following dates: 265 on 3/15/2024, 3,315 on 4/15/2024, 1,060 on 3/15/2025, 2,730 on 4/15/2025, and 2,089 on 4/15/2026. The PSUs may vest after a three-year period if performance conditions are met.
(6)	Mr. Canuso left the employ of WSFS effective August 2023. All option awards and stock awards either expired or were forfeited prior to fiscal year end.

WSFS Bank 2024 Proxy Statement	49

Exercises of Options and Vesting of Stock During 2023

The following table shows the number of options exercised and RSUs vested by the NEOs during the fiscal year ended December 31, 2023.

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting
Rodger Levenson	—	$ —	11,085	$ 423,442
Arthur J. Bacci	—	—	3,594	136,165
Lisa M. Brubaker	—	—	3,739	141,399
Steve Clark	—	—	3,529	133,529
Patrick Ward	4,424	89,498	4,474	169,406
Dominic C. Canuso(1)	9,802	28,440	2,745	101,084
(1)	Mr. Canuso left the employ of WSFS in August 2023.

WSFS Bank 2024 Proxy Statement	50

Potential Payments upon Termination or Change in Control

We have adopted a severance policy that provides severance payments upon termination of employment without “Cause” for “Good Reason” (as each term is defined in the policy) for an executive (which includes all of our NEOs) covered by the severance policy. Eligibility for severance benefits is subject to the terms and conditions of the WSFS Executive Severance Policy, and the amount of severance benefits that may be due depends on whether the qualifying termination of employment occurs in connection with a Change in Control.

Non-Change in Control Termination under Severance Policy

Executive officers covered by this policy who incur a qualifying termination that is not a Change of Control Termination (described below) are entitled to be paid eighteen months of base salary (twenty-four months for the CEO), the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for eighteen months (twenty-four months for the CEO), and outplacement benefits commensurate with the executive’s level.

Change in Control Termination under Severance Policy

Executive officers covered by this policy who incur a qualifying termination within twenty-four months following a change in control (a “Change of Control Termination”) are entitled to be paid two times (three times for the CEO)

the sum of the executive’s base salary and the amount of the most-recently earned bonus, the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for twenty-four months (thirty-six months for the CEO), and outplacement benefits commensurate with the executive’s level.

If it is determined that the any of the preceding payments would be subject to the excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then the change in control payment would be reduced to greatest amount that would not be subject to the excise tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the excise tax, and any other applicable taxes, the executive would retain a greater amount on an after-tax basis following such reduction.

Total Payments Due Upon Termination of Employment

The table on the following page shows the payments that our NEOs would have received upon termination of their employment on December 31, 2023, under the circumstances shown.

WSFS Bank 2024 Proxy Statement	51

				Within 24 Months of a Change in Control
Name	Benefit		Termination Without Cause or Departing for Good Reason(1)	Termination Without Cause or Departing for Good Reason(2)	Death(3)	Disability(4)
Rodger Levenson	Severance pay	(5)	$1,792,000	$5,304,768	$500,000	$472,000
	Outplacement services	(6)	25,000	25,000
	Option and restricted stock vesting	(7)	—	1,892,954	1,892,954	1,892,954
	Health benefits	(8)	27,760	41,640
	Total Value		$1,844,760	$7,264,362	$2,392,954	$2,364,954
Arthur J. Bacci	Severance pay	(5)	$627,000	$1,359,738	$418,000	$130,346
	Outplacement services	(6)	25,000	25,000
	Option and restricted stock vesting	(7)		456,987	456,987	456,987
	Health benefits	(8)	27,048	36,064
	Total Value		$679,048	$1,877,789	$874,987	$587,333
Lisa M. Brubaker	Severance pay	(5)	$603,000	$1,298,942	$402,000	$225,000
	Outplacement services	(6)	25,000	25,000
	Option and restricted stock vesting	(7)	—	542,773	542,773	542,773
	Health benefits	(8)	11,552	15,403
	Total Value		$639,552	$1,882,118	$944,773	$767,773
Steve Clark	Severance pay	(5)	$664,500	$1,429,012	$443,000	$245,500
	Outplacement services	(6)	25,000	25,000
	Option and restricted stock vesting	(7)	—	507,798	507,798	507,798
	Health benefits	(8)	27,082	36,110
	Total Value		$716,582	$1,997,920	$950,798	$753,298
Patrick Ward	Severance pay	(5)	$599,250	$1,277,824	$399,500	$223,750
	Outplacement services	(6)	25,000	25,000
	Option and restricted stock vesting	(7)		462,969	462,969	462,969
	Health benefits	(8)	20,820	27,760
	Total Value		$645,070	$1,793,553	$862,469	$686,719
Dominic C. Canuso(9)	Severance pay	(5)	$170,500	—	—	—
	Outplacement services	(6)	25,000	—	—	—
	Option and restricted stock vesting	(7)	—	—	—	—
	Health benefits	(8)	2,881	—	—	—
	Total Value		$198,381	$—	$—	$—

(1)	Non Change in Control: CEO is 2 times base salary; EVPs are 1.5 times base salary, as well as 2 and 1.5 times respectively for the CEO’s and EVP’s employer-portion of premiums for coverage under health plan.
(2)	Change in Control without Cause or Good Reason; CEO is 3 times base salary plus bonus, EVPs are 2 times base salary plus bonus, 1 times most current cash award (reflects ELTIP cash paid March 15, 2024 for 2023 performance).
(3)	Death benefit one times base salary up to max of $500,000, reflected in figures above.
(4)	NEOs hired prior to 1/1/2023 are grandfathered two weeks of short-term disability for each year of service up to a maximum of 26 weeks. Short-term disability benefits for all Associates is 66.67% of weekly earnings subject to the plan’s maximum weekly benefit of $2000 for up to 26 weeks. Long-term disability for all Associates has a $24,000 maximum benefit. Long-term disability for all Associates is 60% of monthly earnings with a cap of $24,000 annually.
(5)	Severance payments following a change in control are subject to reduction if such payments would exceed the deductibility limits under Section 280G of the Internal Revenue Code, unless the L&C Committee was to specifically authorize such non-deductible payments at that time on a case-by-case basis.
(6)	Outplacement services amounts are estimates based on management’s experience with outplacement providers.
(7)	Option and restricted stock vesting is based on an assumed value of $45.93 per common share reflecting the closing price of WSFS common stock on Nasdaq on the last trading day of 2023.
(8)	Health benefits represent the portion of the total cost that would be paid by WSFS. Mr. Canuso’s amount represents the employer portion for four of the 18 months of COBRA he elected, which was paid in 2023.
(9)	Mr. Canuso left the employ of WSFS in August 2023. The amounts in this table represent amounts paid to Mr. Canuso upon his departure.

WSFS Bank 2024 Proxy Statement	52

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

AUDIT MATTERS

The Company’s Audit Committee appointed the firm of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 and is submitting its selection for ratification by our stockholders. KPMG LLP has served as our independent registered public accounting firm since 1994. Subject to the matters discussed under the section entitled “Audit Committee Report”, the Audit Committee carefully considered the firm’s qualifications as our independent registered public accounting firm, including a review of the qualifications of the engagement team, the quality control procedures the firm has established, and any issues raised by the most recent quality control review of the firm.

Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

ABOUT THE AUDIT COMMITTEE

The Audit Committee’s review also included the matters regarding auditor independence discussed under the section titled “Audit Committee Report”, including whether the nature and extent of non-audit services would impair the independence of the auditors. Services provided to the Company and its subsidiaries by KPMG LLP during fiscal year 2023 are described under the section titled “Audit Services” below.

ABOUT YOUR VOTE

•	To be ratified, the appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on that proposal.
•	Abstentions will have the same effect as votes against the proposal and broker non-votes will have no effect on the outcome of the proposal.

The Board of Directors recommends a vote “FOR” the verification of the appointment of KPMG LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2024.

WSFS Bank 2024 Proxy Statement	53

AUDIT SERVICES

It is the policy of the Audit Committee to approve all audit and non-audit services prior to the engagement of the independent registered public accounting firm to perform any service, subject to the following operating procedures: Each year in connection with the execution of the audit engagement letter, the Audit Committee pre-approves a retainer for additional services that are either audit or audit-related in nature. These additional services may not exceed 5% of the annual audit fee amount. For any additional audit or audit-related services to be provided by the independent registered public accounting firm that were not pre-approved in accordance with this procedure, and for which the fees are expected to not exceed 10% of the annual audit fee, the Chair of the Audit Committee can provide pre-approval of the services. For any additional services where the fees are expected to exceed 10% of the annual audit fee, the pre-approval of the entire Audit Committee is required.

In addition, a retainer for tax consulting services is pre-approved by the Audit Committee. Any tax consulting services exceeding the retainer amount are approved in accordance with the above procedure. All fees paid to the independent registered public accounting firm are reported to the Audit Committee in a timely manner.

In connection with the audit of the 2023 financial statements, we entered into engagement letters with KPMG LLP that set the terms by which KPMG LLP performed services for us.

All of the services listed below for 2023 were approved by the Audit Committee prior to the service being rendered as described in the procedures above. The Audit Committee has determined that the non-audit services performed during 2023 were compatible with maintaining the independent registered public accounting firm’s independence.

AUDIT FEES
The aggregate fees earned by KPMG LLP for professional services rendered for the audit of our consolidated financial statements included in our annual report on Form 10-K and for the review of the consolidated financial statements included in our quarterly reports on Forms 10-Q for the fiscal year ended December 31, 2023 are expected to be approximately $1,799,000, with $1,749,000 in fees paid in 2023 and $50,000 in fees paid or expected to be paid in 2024. The aggregate fees for the fiscal year ended December 31, 2022 were $2,788,000, with $1,785,000 in fees paid in 2022 and $1,003,000 in fees paid in 2023.
AUDIT RELATED FEES
The aggregate fees earned by KPMG LLP for audits of Associate benefit plans, due diligence activities on proposed transactions and research, consultation and attestation services on financial accounting and reporting matters for the years ended December 31, 2023 and 2022 were $50,000 and $47,500, respectively.
TAX FEES
The aggregate fees earned by KPMG LLP for professional services rendered for tax compliance, tax advice and tax planning for the years ended December 31, 2023 were $311,000, with $235,000 in fees paid in 2023 and $76,000 in fees paid or expected to be paid in 2024. The aggregate fees for the fiscal year ended December 31, 2022 were $333,000, all of which were paid in 2022.
ALL OTHER FEES
There were no fees earned by KPMG LLP for professional services rendered other than those listed under the captions “Audit Fees,” “Audit Related Fees,” and “Tax Fees” for the years ended December 31, 2023 and 2022.

AUDIT COMMITTEE REPORT

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2023;
•	Discussed with the Company’s independent registered public accounting firm the matters required to be discussed under relevant guidance of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard No. 1301 - Communications with Audit Committees, and the SEC; and
•	Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

AUDIT COMMITTEE MEMBERS

David G. Turner, Chair	Anat Bird
Michael J. Donahue, Vice Chair	Nancy J. Foster
Christopher T. Gheysens	Eleuthère I. du Pont

WSFS Bank 2024 Proxy Statement	54

Pay versus Performance

As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. “Compensation Actually Paid” (CAP) is calculated in accordance with SEC rules and does not reflect the actual amount of compensation earned or paid during the applicable year. For information concerning the Company’s pay for performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to our “Compensation Discussion and Analysis.”

Pay versus Performance Table

The following table below reports the total compensation for our NEOs for the past four fiscal years as shown in the Summary Compensation Table (“SCT”), the CAP for our CEO and, on average, for our other NEOs in accordance with SEC rules, our Total Shareholder Return (“TSR”) and the TSR of our selected peer group (“KRX”) over the four-year period, our reported Net Income, and our Adjusted ROA which represents our Company Selected Measure (“CSM”) as required by the SEC.

			Year-end Value of $100 invested on 12/31/2019 Based on:
Year	Summary Compensation Table Total for CEO(1) $	Compensation Actually Paid to CEO(2) $	Average Summary Compensation Table Total for Non-CEO NEOs(1) $	Average Compensation Actually Paid to Non-CEO NEOs(2) $	WSFS TSR(3) $	Peer Group TSR(4) $	WSFS GAAP Net Income (in millions) $	WSFS Adjusted ROA(5) %
2023	3,859,142	2,842,594	1,086,806	629,363	110.12	113.95	269.2	1.38%
2022	4,658,471	4,642,876	1,452,394	1,375,931	107.05	113.03	222.4	1.40%
2021	3,386,092	3,690,966	1,373,560	1,400,192	116.92	123.08	271.4	1.86%
2020	2,563,402	2,970,990	1,038,954	1,265,202	103.60	92.93	114.8	0.77%

(1)	Our Principal Executive Officer (PEO) was Mr. Rodger Levenson, who served as our CEO for all four years covered in the table. For 2020 and 2021, our Non-CEO NEOs were Ms. Peggy Eddens and Mr. Dominic Canuso, Mr. Steve Clark, and Mr. Michael Reed. For 2022, our Non-CEO NEOs were Mr. Dominic Canuso, Mr. Steve Clark, Mr. Arthur Bacci, and Mr. Richard Wright. For 2023, our Non-CEO NEO’s were Mr. Dominic C. Canuso, Mr. Steve Clark, Mr. Arthur Bacci, Ms. Lisa Brubaker, and Mr. Patrick Ward.

The dollar amounts reported are total compensation in the Summary Compensation Table for the CEO and the average for Non-CEO NEOs for each reported fiscal year.

(2)	The dollar amounts reported represent “Compensation Actually Paid”, as calculated in accordance with SEC rules for the CEO and the average for Non-CEO NEOs for each reported year. These dollar amounts do not reflect actual amounts of compensation paid during the covered year, but reflect adjustments to Summary Compensation Table data for (i) the year-end fair values of unvested equity awards granted in the current year, (ii) the year-over-year difference of year-end fair values for unvested awards granted in prior years, (iii) the fair values at vest date for awards granted and vested in the current year and (iv) the difference between prior year-end fair values and vest date fair values for awards granted in prior years.
(3)	Reflects the cumulative total shareholder return of WSFS over the four-year period. The reporting is based on a theoretical $100 invested on the last day of 2019 and valued as of the last trading day of 2020, 2021, 2022, and 2023.
(4)	Reflects the cumulative total shareholder return of the KRX, weighted according to the member companies’ market capitalization for each period for which the return is indicated. The KRX is the peer group used by WSFS for purposes of Item 201(e) of Regulation S-K under the Exchange Act in our Annual Report on Form 10K for the year ended December 31, 2023.
(5)	Adjusted ROA is the non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period. For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP Reconciliations.” For a description of our Quality of Earnings review, refer to our “Compensation Discussion and Analysis” (CD&A).

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Calculation of Compensation Actually Paid (CPT)

To calculate the amounts in the “Compensation Actually Paid” (CAP) to our CEO and Non-CEO NEOs in the table above according to SEC reporting rules, the following adjustments were made to Total Compensation as reported in the Summary Compensation Table (SCT) for 2023.

	2023
	CEO	Average Non-CEO NEOs
Total Compensation from Summary Compensation Table	$3,859,142	$1,086,806
Amount deducted for aggregate change in actuarial present value from SCT	$—	$—
Amount deducted for grant date values in the SCT	$(2,049,748)	$(389,000)
Amount included (+ or -) or year-end fair value of unvested awards granted in the current year	$1,894,645	$281,698
Amount included (+ or -) for year-over-year difference of year-end fair values for unvested awards granted in prior years	$(557,714)	$(81,230)
Amount included (+ or -) for fair values at vest date for awards granted and vested in current year	$—	$—
Amount included (+ or -) for difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	$(303,731)	$(103,903)
Amount included for forfeitures during current year equal to prior year-end fair value	$—	$(165,008)
Total Adjustments(1)	$(1,016,548)	$(457,443)
Compensation Actually Paid (as calculated)	$2,842,594	$629,363

(1)	Our 2018 Long-Term Incentive Plan prohibits the payment of dividends or dividend equivalents on unexercised stock options or unvested full value equity grants. Therefore, no dividend-related adjustments were required in the calculation of Compensation Actually Paid (CAP).

Performance Measures

Our Leadership & Compensation Committee takes a comprehensive perspective in appraising executive officer and Company performance, and considers multiple metrics in our ELTIP. Refer to the CD&A for further discussion of how we maintain alignment between performance and rewards. As required by SEC rules, the performance measures identified as the most important for executive officer compensation decisions are listed below.

•	Adjusted ROA—our CSM
•	Adjusted ROTCE
•	Adjusted EPS

For a reconciliation of these non-GAAP financial measures to their comparable GAAP measures, see “Appendix A – non-GAAP Reconciliations.”

Pay versus Performance Graphs

In accordance with SEC reporting rules, we have prepared the following graphs which overlay the following performance results with Compensation Actually Paid (CAP):

•	Company and peer group TSR versus Compensation Actually Paid to the CEO and average for other NEOs for each covered year.
•	Company Net Income versus Compensation Actually Paid to the CEO and average for other NEOs for each covered year.
•	Company Adjusted ROA versus Compensation Actually Paid to the CEO and average for other NEOs for each covered year.

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CAP for our CEO increased from 2021 to 2022. A significant portion of this change is tied to our change in equity-based long-term incentives. We replaced stock options with PSUs which also represent a larger portion of total compensation. The potential number of PSUs that can be earned is based on Company performance over the three-year period 2022 through 2024. Refer to the CD&A section entitled “2023 ELTIP Determination” and the sub-section entitled “Long-Term Equity Incentive Award Payout” for a discussion of our equity- based incentive program.

Net income for 2020 was negatively impacted due to the adoption of CECL and the additional expected losses related to the early stages of the COVID-19 pandemic. Net income for 2021 was positively impacted by the release of the prior years CECL reserves related to COVID-19, due to continued strong governmental support to the overall economy and our Customers and the related decrease in expected losses resulting from the COVID-19 pandemic.

WSFS Bank 2024 Proxy Statement	57

WSFS Bank 2024 Proxy Statement	58

Transactions with Related Parties

The Company also has a written Related Party Transaction Policy pursuant to which the Governance and Nominating Committee conducts a review and provides oversight over all related party transactions for potential conflict of interest situations. A related party transaction is generally any transaction in which WSFS or its subsidiaries is or will be a participant, in which the amount involved exceeds $120,000, and a director (or nominee), executive officer, immediate family member, or any beneficial owner of more than 5% of our common stock, has or will have a direct or indirect material interest.

In accordance with our written policy and Regulation O of the Board of Governors of the Federal Reserve System, any extensions of credit granted by the Bank to a related party in excess of $500,000 requires pre-approval by our Board of Directors, with the interested party (if a director) abstaining from participating directly or indirectly in the voting. During 2023, there was one loan transaction exceeding $500,000 made to a director’s employer. Our Board of Directors reviewed and approved the extension of credit.

In the ordinary course of its business, WSFS Bank makes loans to our directors, officers and Associates. All loans granted to related parties, regardless of the amount, are reported to our Board of Directors. These loans are subject to limitations and restrictions under federal banking laws and regulations, including Regulation O, and are made on substantially the same terms (including interest rate and collateral) as, and credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable loans with persons not related to WSFS Bank. These loans do not involve more than the normal risk of repayment or present other unfavorable features to WSFS Bank.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. The forms must be filed with the SEC generally within two business days of the date of the trade. Such officers, directors and 10% stockholders are also required to furnish us with copies of all Section 16(a) forms they file.

To our knowledge and based solely on our review of the copies of such forms, there were no late Section 16(a) filings during 2023, with three exceptions: (a) on March 26, 2024, Patrick Ward filed an amended Form 4 to report the beneficial ownership of 1,121 shares that had been excluded from the Form 4 filing, filed March 19, 2024, due to a clerical error , (b) on March 26, 2024, Eleuthère du Pont filed an amended Form 4 to report the beneficial ownership of 1,554 shares that had been excluded from the Form 4 filing, filed August 15, 2023, due to a clerical error, and (c) on March 26, 2024, David Turner filed an amended Form 4 to report the beneficial ownership of 1,400 shares that had been excluded from the Form 4 filing, filed August 15, 2023, due to a clerical error.

WSFS Bank 2024 Proxy Statement	59

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of our common stock beneficially owned by the directors, executive leadership and 5% stockholders as of March 15, 2024. The table also shows the amount of such shares as a percentage of all of the shares of our common stock outstanding as of March 15, 2024 (unless otherwise indicated).

In accordance with Rule 13d-3 under the Exchange Act, for the purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock if he or she has, or shares, voting or dispositive power with respect to such common stock or has a right to acquire beneficial ownership at any time within 60 days of the determination date. Except as otherwise noted, the named beneficial owner exercises sole voting and investment power over the shares of common stock.

	Number of Shares (Including Exercisable Options)(1)	Percentage of our outstanding common stock
Directors:
Anat Bird	23,564	*
Francis B. Brake	18,065	*
Karen Dougherty Buchholz	26,394	*
Diego F. Calderin	10,182	*
Jennifer W. Davis	23,876	*
Michael J. Donahue	11,495	*
Eleuthère I. du Pont	9,712	*
Nancy J. Foster	6,728	*
Christopher T. Gheysens	9,716	*
Rodger Levenson(2)	201,364	*
Lynn B. McKee	14,220	*
David G. Turner	18,929	*
Named Executive Officers:
Arthur J. Bacci	30,293	*
Lisa Brubaker	55,845	*
Steve Clark	61,418	*
Patrick J. Ward	185,148	*
Dominic C. Canuso(3)	14,390	*
Directors and Executive Officers as a group (18 persons)	724,351	1.21%
5% WSFS Financial Corp Stockholders:
BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	8,694,832	14.30%
The Vanguard Group, Inc.(5) 100 Vanguard Blvd. Malvern, PA 19355	6,965,678	11.47%
Dimensional Fund Advisors, LP(6) Building One 6300 Bee Cave Road Austin, TX 78746	3,757,218	6.20%

*	Less than 1% of outstanding common stock.
(1)	Includes exercisable stock options for the following individuals: A. Bacci:25,873; S. Clark:39,735, R. Levenson:81,417.
(2)	Rodger Levenson is also an NEO but reported in the Directors section.
(3)	As Mr. Canuso left the employ of WSFS in August 2023, his reported shares take into account forfeitures at such time and are otherwise based on his Form 4 filed with the SEC on April 18, 2023. It is otherwise unknown to WSFS whether he continued to hold such shares as of March 15, 2024.
(4)	According to the Statement on Schedule 13G/A of BlackRock, Inc. filed with the SEC on January 23, 2024.
(5)	According to the Statement on Schedule 13G/A of The Vanguard Group, Inc. filed with the SEC on February 13, 2024.
(6)	According to the Statement on Schedule 13G/A of Dimensional Fund Advisors, LP filed with the SEC on February 9, 2024

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Meeting and Other Information

Notice of Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC, except for stockholders who have requested otherwise, we have generally mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”). The Notice of Internet Availability provides instructions either for accessing our proxy materials, including the Proxy Statement, the 2023 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2023, and the ESG Report (the “Proxy Materials”), at the website address referred to in the Notice of Internet Availability, or for requesting printed copies of the proxy materials by mail or electronically by email. If you would like to receive a paper or email copy of our proxy materials either for this Annual Meeting or for all future meetings, you should follow the instructions for requesting such materials included in the Notice of Internet Availability we mailed to you. Our Board of Directors provided the Notice of Internet Availability and is making the proxy materials available to you in connection with the Annual Meeting. As a stockholder of record on the Record Date, you are invited to attend the Annual Meeting and are entitled to, and requested to, vote on the proposals described in this Proxy Statement.

Information Contained in Proxy Statement

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives and certain other required information.

Electronic Access to the Company’s Proxy Materials

The Proxy Materials are available at http://www.viewproxy.com/wsfs/2024 and from our corporate website at investors.wsfsbank.com. To view this material, you must have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholders Eligible to Vote

Only stockholders of record at the close of business on the Record Date, which was March 22, 2024 will be entitled to vote at the Annual Meeting.

Shares Eligible to be Voted

As of the Record Date, we had 60,083,965 shares of common stock outstanding. Each outstanding share of our common stock will entitle its holder to one vote on each of the three director nominees to be elected and one vote on each other matter to be voted on at the Annual Meeting. We do, however, permit cumulative voting for the election of directors, meaning that if, for example, there are three seats up for election in a given class, if you own 100 shares, you have 300 votes to distribute among the nominees as you see fit. You can distribute them equally and cast 100 votes for each nominee or you may give more votes to certain nominees, even giving all 300 votes to a single nominee if you wish. If you give us a proxy to vote your shares at the Annual Meeting, we will distribute your votes among the nominees as we see fit. If you do not want us to use cumulative voting for your shares, you may state that on your proxy card. See “How to Vote” below for more information regarding cumulative voting.

Quorum Requirement

As of the Record Date, 60,083,965 shares of the Company’s common stock were issued and outstanding. We require the presence, whether in person, by participation at the virtual meeting or through the prior submission of a proxy, of the holders of shares of WSFS common stock representing a majority of the shares outstanding and entitled to vote on the Record Date. If you submit a properly executed proxy, then you will be considered part of the quorum.

Matters to be Voted On

The Annual Meeting is being held to consider the following proposals:

(1) The election of four directors for a three-year term expiring on the date of our Annual Meeting of Stockholders to be held in 2027;

(2) A non-binding advisory vote on the compensation of our NEOs;

(3) The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(4) Such other matters as may properly come before the meeting or any adjournment thereof.

Our Board of Directors recommends a vote:

FOR each of the four nominees for director,

FOR the non-binding advisory vote on the compensation of our NEOs

FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

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Votes Required

Proposal 1: Directors are elected by plurality vote, meaning that the nominees who receive the greatest number of votes are elected.

Proposal 2: The advisory proposal relating to executive compensation must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be approved.

Proposal 3: The appointment of KPMG LLP as our independent registered public accounting firm must receive a favorable vote of a majority of the shares present in person by participation at the Annual Meeting or represented by proxy and entitled to vote on the proposal to be ratified.

For Proposal 1, you may vote for a nominee or you may withhold your vote for a nominee. In a contested election, the number of seats up for election is less than the number of persons nominated. The winning nominees are the ones who receive more votes than the other nominees. In an uncontested election, there are enough seats up for election for all the nominees, so all will be elected regardless of the number of votes they each receive.

Effect of Abstentions and Broker Non-Votes

For Proposal 1, abstentions and broker non-votes are treated as present for quorum purposes only and will not affect the outcome of the vote on the proposal. For Proposals 2 and 3, abstentions will have the same effect as votes against such proposals and broker non-votes will have no effect on the outcome of the vote on any of the proposals.

If you fail to instruct your broker how you want your shares voted, your broker may use discretionary authority to vote your shares only on “routine” matters. The election of directors and the non-binding advisory vote on the compensation of our NEOs are not considered “routine” matters. As such, your broker cannot vote your shares with respect to these proposals if you do not give instructions.

If you hold your shares beneficially through a bank or broker, you must provide a legal proxy from your bank or broker during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at https://www.viewproxy.com/wsfs/2024/htype.asp. On the day of the Annual Meeting, you may only vote during the Annual Meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the Annual Meeting.

Broker Non-Votes

If a broker indicates on its proxy that it submits to the Company that it does not have authority to vote certain shares held in “street name,” the shares not voted are referred to as “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the rules of Nasdaq and the “beneficial owner” of those shares has not instructed the broker how to vote on those proposals. If you are a beneficial owner and you do not provide instructions to your broker, bank or other nominee, your broker, bank or other nominee is permitted to vote your shares for or against “routine” matters such as Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm. Brokers are not permitted to exercise discretionary voting authority to vote your shares for or against “non-routine” matters. All of the matters on which stockholders will be asked to vote on at the Annual Meeting, with the exception of Proposal Number 3, the ratification of the appointment of our independent registered public accounting firm, are “non-routine” matters.

How to Vote

If you are the stockholder of record, you may vote by one of the following four methods (as instructed on the Notice of Internet Availability):

• Virtually at the Annual Meeting;

• Via the Internet;

• By telephone; or

• By mail.

If you would like instructions on how to vote via the internet during the virtual Annual Meeting, please contact VirtualMeeting@viewproxy.com or call 866-612-8937. If you elect to vote by mail and you requested and received a printed set of the proxy materials, you may mark, sign, date and mail the proxy card enclosed with the proxy materials you received. Whichever method of voting you use, the proxies identified on the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions.

If you submit a proxy card properly voted and returned through available channels without giving specific voting instructions, the proxies will vote the shares as recommended by our Board of Directors. If you own your shares in “street name,” that is, through a brokerage account or in another nominee form, you must provide instructions to the broker or nominee as to how your shares should be voted. Your broker or nominee will usually provide you with the appropriate instruction forms at the time you receive these Proxy Materials. If you own your shares in this manner, you must provide a legal proxy from your broker or nominee during registration and you will be assigned a virtual control number in order to vote your shares during the Annual Meeting. If you are unable to obtain a legal proxy to vote your shares, you will still be able to attend the 2024 Annual Meeting (but will not be able to vote your shares) so long as you demonstrate proof of stock ownership. Instructions on how to connect and participate via the internet, including how to demonstrate proof of stock ownership, are posted at https://viewproxy.com/wsfs/2024/htype.asp. On the day of the Annual Meeting, you may only vote during the meeting by e-mailing a copy of your legal proxy to virtualmeeting@viewproxy.com in advance of the meeting.

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A stockholder of record may exercise cumulative voting rights by indicating on the proxy card the manner in which such votes should be allocated. A stockholder who holds shares beneficially through a bank, broker, trustee or other nominee and wishes to cumulate votes, should contact his, her or its bank, broker, trustee or other nominee. Internet and telephone voting cannot accommodate cumulative voting. To cumulate your votes, you must follow the instructions on the Notice of Internet Availability of Proxy Materials to obtain a paper copy of the proxy materials and indicate the manner in which such votes should be allocated.

Voting over the Internet or by Telephone

Voting over the Internet: You may use the Internet (www.AALvote.com/WSFS) to transmit your vote up until 11:59 P.M., Eastern Time, on May 15, 2024 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials.

Voting by Telephone: If you are a stockholder of record, you may call 1 (866) 804-9616 and use any touch-tone telephone to transmit your vote up until 11:59 P.M., Eastern Time, on May 15, 2024 by following the instructions provided either in the Notice of Internet Availability or on the proxy card or voting instruction form you received if you requested and received a printed set of the proxy materials. Note: If you intend to take advantage of the opportunity to listen to the Annual Meeting via telephone, you will not be able to revoke or cast a vote over the telephone during the Annual Meeting. If you hold your shares in “street name,” that is through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available.

Revoking or Changing Your Vote

If you are the record owner of your shares and you completed and submitted a proxy card, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

• Submitting a new proxy card with a later date;

• Delivering written notice to our Secretary, stating that you are revoking your proxy;

• Attending the Annual Meeting and voting your shares in person (via the internet); or

• If you are a record owner of your shares and you submitted your proxy by telephone or via the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be.

Please note that attendance at the Annual Meeting will not, in itself, constitute revocation of your proxy. If you own your shares in “street name,” you may later revoke your voting instructions by informing the bank, broker or other holder of record in accordance with that entity’s procedures.

Participating in the Virtual Meeting

We consider the Annual Meeting an opportunity for stockholders to have access to our Board of Directors and Executive Leadership Team in a public forum, and we invite stockholders to submit questions or comments in advance of the Annual Meeting. This is an important part of the process, and we have established a procedure for stockholders to send communications to our Board of Directors as well as to management. While legal considerations and timing issues may prevent us from answering all questions or addressing all comments, we believe this dialogue is helpful in increasing communication with our stockholders.

Please send questions to: WSFS Financial Corporation Investor Relations WSFS Bank Center 500 Delaware Avenue Wilmington, Delaware 19801 or: stockholderrelations@wsfsbank.com

Stockholders may also submit questions while attending the Annual Meeting via live webcast. Please follow the instructions on the virtual meeting website to type your questions into the questions/chat box on the screen in order to ask questions during the Annual Meeting. At the Annual Meeting, we will attempt to respond to as many of the questions and comments we receive. During the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

There will be technicians ready to assist you with any technical difficulties you may have accessing the annual meeting live audio webcast. Please be sure to check in 15 minutes prior to the start of the meeting on the day of the meeting, so that any technical difficulties may be addressed before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the webcast during the check-in or meeting time, please email virtualmeeting@viewproxy.com or call (866) 612-8937.

The Cost of the Proxy Solicitation

The accompanying proxy is being solicited by our Board of Directors. We will pay the costs of soliciting proxies from our stockholders. We have engaged Alliance Advisors to help in the solicitation of proxies for a fee of approximately $11,000 plus associated costs and expenses.

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How to Obtain the Company’s Corporate Governance Information

Our Corporate Governance information is available from our website at investors.wsfsbank.com. Our stockholders may also obtain written copies at no cost by writing to us at WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor Relations.

Requesting Electronic or Printed Copies of this and Future Proxy Materials

You may request and consent to delivery of electronic or printed copies of this and future proxy statements, annual reports and other stockholder communications by:

• Following the instructions at: investors.wsfsbank.com;

• Calling (888) WSFSBANK or (888) 973-7226; or

• Sending an email to stockholderrelations@wsfsbank.com.

When requesting copies of proxy materials and other stockholder communications, you should have available the virtual control number located on the proxy card or, if shares are held in the name of a broker, bank or other nominee, the voting instruction form.

Stockholder Nominations and Proposals for Inclusion in our Proxy Statements

Under SEC Rule 14a-8, a stockholder desiring to make a proposal to be included in the proxy statement for the 2025 Annual Meeting of Stockholders must present such proposal to the following address: WSFS Financial Corporation, WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Corporate Secretary.

Proposals must be received no later than the close of business on November 28, 2024, and must comply with SEC Rule 14a-8 in order for the proposal to be considered for inclusion in the Company’s proxy statement. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2025 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 17, 2025 and comply with the deadlines outlined in our Bylaws described below.

Stockholder Director Nominations

As set forth in our Bylaws, a stockholder making a recommendation for nomination must provide certain information for each person the stockholder proposes to recommend as a nominee to the Board:

As required by our Bylaws, a recommendation for nomination must provide the following information for each person the stockholder proposes to recommend as a nominee to the Board:

• the name and age of such person;

• any information required to be disclosed in solicitations of proxies with respect to nominees for election of directors by Section 14 of the Exchange Act and related rules and regulations (including the written consent of the person proposed as a director nominee);

• a description of all direct and indirect compensation, economic interests and other material monetary arrangements during the past three years, and any other material relationships, between or among such stockholder and each recommended nominee, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination were the “registrant” for purposes of such rule and the recommended nominee were a director or executive officer of such registrant;

• a description of all relationships between the proposed nominee and the recommending stockholder, and of any agreements, arrangements and understandings between the recommending stockholder and the recommended nominee regarding the nomination; and

• a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions and any other persons with special interests regarding the Company.

In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such information includes, among other things:

• the name, address and telephone number of such stockholder and of such beneficial owner;

• the class or series and number of shares of the Company owned of record by such stockholder and beneficially by such beneficial owner and the time period such shares have been held;

WSFS Bank 2024 Proxy Statement	64

• any derivative instruments with respect to Company shares owned by such stockholder or beneficial owner;

• any proxy or similar arrangement pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Company or has granted any such right to any person or persons;

• short interest in any security of the Company; and

• any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and related rules and regulations.

Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in our Bylaws.

Nominations must be received no earlier than January 16, 2025 and no later than the close of business on February 14, 2025. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2023.

Other Stockholder Proposals

For any proposals other than a recommendation for director nomination, our Bylaws require that such proposal include certain information regarding the proposal. In addition, our Bylaws require such a recommendation for nomination or proposal to provide specified information with respect to the stockholder recommending a nominee, as well as the beneficial owner, if any, on whose behalf the recommendation for nomination is made. Such notice must also contain certain representations by the stockholder and beneficial owner, as well as certain other information as provided in the Bylaws.

Proposals must be received no earlier than January 16, 2025 and no later than the close of business on February 14, 2025. For additional details regarding the requirements with respect to such notices, please see our Bylaws, which were filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on February 28, 2023.

WSFS Bank 2024 Proxy Statement	65

Company Documents and Other Matters

Annual Report

A copy of our 2023 Annual Report, including financial statements and schedules, has been made available to stockholders and is posted on our website at investors.wsfsbank.com and at the SEC at its website at www.sec.gov. Additional copies of our 2023 Annual Report may be obtained without charge by writing to WSFS Bank Center, 500 Delaware Avenue, Wilmington, Delaware 19801, Attention: Investor Relations.

Householding

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports, proxy statements and Notices of Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single annual report, proxy statement and Notice of Internet Availability of Proxy Materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Brokers with account holders who are stockholders of the Company may be householding the Company’s proxy materials. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, or if you are receiving multiple copies thereof and wish to receive only one, please notify your broker or nominee if your shares are held in a brokerage account or other account or our agent, Equiniti Trust Company, LLC (“Equiniti,” previously known as American Stock Transfer & Trust Company, LLC) if you hold registered shares. You can notify Equiniti by sending a written request to: Equiniti Trust Company, LLC, 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660, or by calling Equiniti at (877) 864-4747.

Other Matters

Our Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the Internet, by telephone or, if you received printed materials, by returning your proxy card. If you are present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record-holder to vote personally at the Annual Meeting.

WSFS Bank 2024 Proxy Statement	66

APPENDIX A – NON-GAAP RECONCILIATIONS

The Company uses certain non-GAAP financial measures to provide meaningful supplemental information regarding the Company’s operational performance and to enhance investors’ overall understanding of such financial performance. The non-GAAP measures used herein include pre- provision net revenue (“PPNR”), PPNR percentage, return on average tangible common equity (“ROTCE”), Core return on average assets (“ROA”), coverage ratio including estimated remaining credit marks and excluding HTM securities, Adjusted ROA, Adjusted ROTCE, and Adjusted EPS. Management believes that these non-GAAP financial measures provide useful information to an understanding of the operating results of our core business. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies. A reconciliation of the non-GAAP measure to the GAAP measure are set forth below:

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2023
Calculation of Pre-Provision Net Revenue:
Net income (GAAP)	$269,025
Plus: Income tax provision	96,245
Plus: Provision for credit losses	88,071
PPNR (Non-GAAP)	453,341
Average Assets	$20,203,037
PPNR % (Non-GAAP)	2.24%
Calculation of return on average tangible common equity:
GAAP net income attributable to WSFS	$269,156
Plus: Tax effected amortization of intangible assets	11,724
Net tangible income (non-GAAP)	280,880
Average stockholders’ equity of WSFS	2,300,467
Less: Average goodwill and intangible assets	(1,008,128)
Net average tangible common equity (non-GAAP)	1,292,339
Return on average common equity (GAAP)	11.70%
Return on average tangible common equity (non-GAAP)	21.73%
Calculation of tangible common book value per share:
Total stockholders’ equity of WSFS (GAAP)	$2,477,636
Less: Goodwill and other intangible assets	(1,004,560)
Total tangible common equity (non-GAAP)	1,473,076
Number of shares of common stock outstanding (000s)	60,538
Book value per share (GAAP)	$40.93
Tangible common book value per share (non-GAAP)	$24.33
Calculation of Core ROA:
GAAP net income attributable to WSFS	$269,156
Plus pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	3,391
Plus: Tax adjustments: BOLI surrender	7,056
Plus: Tax impact of pre-tax adjustments	(764)
Adjusted net income (non-GAAP) attributable to WSFS	$278,839
Average Assets	$20,203,037
GAAP return on average assets (ROA)	1.33%
Plus pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	0.02
Plus: Tax adjustments: BOLI surrender	0.03
Plus: Tax impact of pre-tax adjustments	—
Core ROA (non-GAAP)	1.38%
Calculation of coverage ratio including estimated the remaining credit marks and excluding HTM securities:
Coverage ratio	1.35%
Plus: Estimated remaining credit marks on the acquired loan portfolios	0.17
Less: HTM securities	0.12
Coverage ratio including the estimated remaining credit marks and excluding HTM securities (non-GAAP)	1.64%

WSFS Bank 2024 Proxy Statement	67

(dollars in thousands, except per share data)	As of and for the Year Ended December 31, 2023
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP net Income attributable to WSFS	$269,156
Adjusted net income (non-GAAP) attributable to WSFS	$278,839
Average Assets	20,203,037
Number of weighted average fully diluted shares (000s)	61,221
Return on Average Assets (GAAP)	1.33%
Plus pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	0.02
Plus: Tax adjustments: BOLI Surrender	0.03
Less: Tax impact of pre-tax adjustments	—
Adjusted ROA (non-GAAP)	1.38%
Calculation of Adjusted return on average tangible common equity (non-GAAP):
Adjusted net income (non-GAAP) attributable to WSFS	$278,839
Plus: Tax effected amortization of intangible assets	11,724
Adjusted net tangible income (non-GAAP)	290,563
Net average tangible common equity (non-GAAP)	1,292,339
Adjust return on average tangible common equity (non-GAAP)	22.5%
Calculation of Adjusted EPS:
Earnings per share (diluted) (GAAP)	$4.40
Plus pre-tax adjustments: Realized/unrealized gain (loss) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, and contribution to WSFS CARES Foundation	0.05
Plus: Tax adjustments: BOLI Surrender	0.12
Less: Tax impact of pre-tax adjustments	(0.02)
Adjusted EPS (non-GAAP)	$4.55

(dollars in thousands)	As of and for the Year Ended December 31, 2022
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$222,375
Plus: Corporate development and restructuring expense	65,222
Plus: Initial ACL recorded in connection with the combination with Bryn Mawr Corporation	23,514
Plus: Unrealized gain on equity investments	(5,980)
Less: Tax impact of pre-tax adjustments	(19,028)
Adjusted net income (non-GAAP)	$286,101
Average Assets	20,463,695
Return on Average Assets (GAAP)	1.09%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, loss on debt extinguishment, contribution to WSFS Cares Foundation, recovery of legal settlement, and realized and unrealized gains on equity investments, net	0.40
Less: Tax impact of pre-tax adjustments	(0.09)
Adjusted ROA (non-GAAP)	1.40%

WSFS Bank 2024 Proxy Statement	68

(dollars in thousands)	As of and for the Year Ended December 31, 2021
Quality of Earnings Calculations:
Calculation of Adjusted ROA:
GAAP Net Income attributable to WSFS	$271,442
Plus: Corporate development and restructuring expense	13,022
Plus: Loss on debt extinguishment	1,087
Plus: Contribution to WSFS CARES Foundation	1,000
Plus: Recovery of legal settlement	(4,062)
Less: Realized and unrealized gain on sale of equity investments, net	(4,766)
Less: Tax impact of pre-tax adjustments	(992)
Adjusted net income (non-GAAP)	$276,731
Average Assets	14,903,920
Return on Average Assets (GAAP)	1.82%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, loss on debt extinguishment, contribution to WSFS Cares Foundation, recovery of legal settlement, and realized and unrealized gains on equity investments, net	0.04
Less: Tax impact of pre-tax adjustments	(0.01)
Adjusted ROA (non-GAAP)	1.86%

(dollars in thousands)	As of and for the Year Ended December 31, 2020
Quality of Earnings Calculations:
Calculation of Quality of Earnings Adjusted ROA:
GAAP Net Income attributable to WSFS	$114,774
Plus: Corporate development and restructuring expense	4,838
Plus: Contribution to WSFS CARES Foundation	3,000
Less: Realized and unrealized gain on sale of equity investments, net	(25,084)
Less: Tax impact of pre-tax adjustments	3,301
Adjusted net income (non-GAAP)	$100,839
Average Assets	13,148,317
Return on Average Assets (GAAP)	0.87%
Plus: Pre-tax adjustments: Corporate development and restructuring expense, contribution to WSFS Cares Foundation, and realized and unrealized gains on equity investments, net	(0.13)
Less: Tax impact of pre-tax adjustments	0.03
Adjusted ROA (non-GAAP)	0.77%

Our financial statements and other information about us are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024, and in our 2023 Annual Report, which is available at http://www.viewproxy.com/wsfs/2024.

Non-GAAP Measures:

•	PPNR is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impacts of (i) income tax provision and (ii) provision for credit losses.
•	PPNR percentage is a non-GAAP measure that divides (i) PPNR by (ii) average assets for the applicable period.
•	Net tangible income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of amortization of intangible assets.
•	Tangible common equity is a non-GAAP measure and is defined as total stockholders’ equity less goodwill, other intangible assets.
•	ROTCE is a non-GAAP measure and is defined as net tangible income divided by average tangible common equity.
•	Tangible common book value per share (TBV) is a non-GAAP financial measure that divides (i) TCE by (ii) shares outstanding.
•	Coverage ratio including the remaining credit marks and excluding HTM securities is a non-GAAP measure that adjusts the coverage ratio to include the impact of the remaining credit marks on the acquired loan portfolios and exclude the impact of HTM securities.

WSFS Bank 2024 Proxy Statement	69

•	Adjusted net income is a non-GAAP measure that adjusts net income determined in accordance with GAAP to exclude the impact of realized/ unrealized gains (losses) on equity investments, net, Visa derivative valuation adjustment, FDIC special assessment, corporate development and restructuring expense, contribution to WSFS CARES Foundation, initial ACL recorded in connection with the combination with Bryn Mawr Bank Corporation, loss on debt extinguishment, and recovery of legal settlement.
•	Adjusted ROA is a non-GAAP measure that divides adjusted net income by average assets for the applicable period.
•	Adjusted net tangible income is a non-GAAP measure that adjusts net income to exclude the impact of amortization of intangible assets.
•	Adjusted ROTCE is a non-GAAP measure and is defined as adjusted net tangible income divided by average tangible common equity.
•	Adjusted EPS is a non-GAAP measure that adjusts earnings per share determined in accordance with GAAP to exclude the impact of corporate development and restructuring expense, initial ACL recorded in connection with the combination with Bryn Mawr Bank Corporation, unrealized gains on equity investments.
•	Core Return on Average Assets (ROA) is a non-GAAP measure that divides (i) Adjusted Net Income (non-GAAP) attributable to WSFS by (ii) average assets for the applicable period.

WSFS Bank 2024 Proxy Statement	70

WSFS Bank Center • 500 Delaware Avenue, Wilmington, DE 19801 • wsfsbank.com

©2023 WSFS Bank. All rights reserved.

This Proxy is Solicited on Behalf of the Board of Directors WSFS FINANCIAL CORPORATION For the 2024 Annual Meeting of Stockholders The undersigned hereby appoints Rodger Levenson and Lisa Washington, or either of them, with full power of substitution, to act as attorney and proxies for the undersigned and to vote all shares of Common Stock of WSFS Financial Corporation, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held virtually on May 16, 2024 at 4:00 PM ET or at any adjournments thereof as follows: The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://viewproxy.com/wsfs/2024/htype.asp by 11:59 PM ET on May 13, 2024. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and the password you received via email in your registration confirmations. Further instructions on how to attend and vote at the Annual Meeting of Stockholders are contained in the Proxy Statement in the section titled “Meeting and Other Information”. Please mark, date, sign, and mail your proxy promptly in the envelope provided IMPORTANT: SIGNATURE REQUIRED ON THE OTHER SIDE PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. KEEP THIS PORTION FOR YOUR RECORDS. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 16, 2024. The Notice of Annual Meeting of Stockholders, Proxy Statement and our 2023 Annual Report are available at: www.viewproxy.com/wsfs/2024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS, “FOR” PROPOSALS 2 and 3. Please mark votes as in this example 1. The election of four directors for a three-year term ending at the 2027 Annual Meeting of Stockholders: 2. An advisory (non-binding) Say-on-Pay Vote relating to the compensation of WSFS Financial Corporation’s named executive officers (“NEOs”). 01 Anat Bird 02 Jennifer W. Davis 03 Michael J. Donahue 04 Lynn B. McKee FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (see instructions below) FOR AGAINST ABSTAIN 3. The ratification of the appointment of KPMG LLP as WSFS Financial Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2024. FOR AGAINST ABSTAIN NOTE: Such other matters as may properly come before the meeting or any adjournment thereof. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold and write the number(s) of the nominee(s) on the line below. To cumulate your vote for one or more of the above nominee(s), hand write the manner in which such votes shall be cumulated in the space next to each nominee(s) name(s). If you are cumulating your vote, do not mark the box and you will need to vote manually on a proxy card and not electronically. I withhold my vote for the following nominee(s) The proxy is revocable and, when properly executed will be voted in the manner directed here by the undersigned. If no directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations with respect to each proposal. The undersigned, by executing and delivering this proxy, revokes the authority given with respect to any earlier dated proxy submitted by the undersigned. Unless contrary direction is given, the right is reserved in the sole discretion of the Board of Directors to distribute votes among some or all of the above nominees in a manner other than equally so as to elect as directors the maximum possible number of such nominees. ln their discretion the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders, a Proxy Statement and Annual Report of WSFS Financial Corporation. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Signature of Stockholder: Date VIRTUAL CONTROL NUMBER Signature of Stockholder: Date PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone, or when voting during the Virtual Annual Meeting SCAN TO VIEW MATERIALS & VOTE VIRTUAL CONTROL NUMBER INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/WSFS Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided. Proxy cards submitted by mail must be received by May 14, 2024. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data)